UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Guardant Health, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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505 Penobscot Dr.
Redwood City, California 94063
April 28, 2020
Dear Guardant Stockholder:
You are cordially invited to the Guardant Health, Inc. 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 12, 2020, at 9:30 a.m., Pacific Time. In light of the coronavirus/COVID-19 outbreak and in the best interests of public health and the health and safety of our Board of Directors, employees and stockholders, this year, the Annual Meeting will be held completely virtually via live interactive audio webcast on the Internet. You will be able to attend, vote and submit your questions on line during the Annual Meeting at www.virtualshareholdermeeting.com/GH2020. You will not be able to attend the Annual Meeting in person.
At the Annual Meeting, you will be asked to elect two Class II directors to our Board of Directors, ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 and determine the frequency of stockholder advisory votes regarding the compensation of our named executive officers, or say-on-pay votes. The accompanying Notice of 2020 Annual Meeting of Stockholders describes these matters.
We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. Our proxy materials are available at www.proxyvote.com. For most of our stockholders, we have mailed the Notice of Internet Availability of Proxy Materials providing instructions on how to access our proxy materials and our 2019 Annual Report on the Internet. Please read our proxy materials and our 2019 Annual Report carefully before submitting your proxy.
Whether or not you plan to attend the Annual Meeting online, and regardless of the number of shares of Guardant Health, Inc. stock you own, it is important that your shares are represented and voted at the Annual Meeting. You may vote on the Internet or by telephone as instructed in the Notice of Internet Availability of Proxy Materials or, if you are receiving a paper copy of the proxy materials, you may complete, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible. This action will not prevent you from voting your shares online at www.virtualshareholdermeeting.com/GH2020 on the day of the Annual Meeting if you subsequently choose to attend the Annual Meeting via audio webcast.
We thank you for your support and participation.
Sincerely,
AmirAli Talasaz
Chairman, President and Chief Operating Officer

505 Penobscot Dr.
Redwood City, California 94063
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2020
To the Stockholders of Guardant Health, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Guardant Health, Inc., a Delaware corporation, will be held on Friday, June 12, 2020, at 9:30 a.m., Pacific Time, virtually at www.virtualshareholdermeeting.com/GH2020 for the following purposes:

1.
To elect two Class II director nominees to serve on the Board of Directors of Guardant Health, Inc. for a three-year term expiring at the 2023 annual meeting of stockholders. The two nominees for election to the Board of Directors are Ian Clark and Samir Kaul;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;

3.	To approve, on an advisory (non-binding) basis, the frequency of future stockholder advisory votes regarding the compensation of our named executive officers, or say-on-pay votes; and

4.	To conduct any other business properly brought before the meeting.
We know of no other matters to come before the Annual Meeting. Only stockholders of record of our common stock at the close of business on April 20, 2020, are entitled to notice of and to vote on matters brought for vote at the Annual Meeting or at any postponements or adjournments thereof.
Regardless of the number of shares of common stock you hold, as a stockholder your role is very important, and the Board of Directors strongly encourages you to exercise your right to vote.

By order of the Board of Directors

Michael Wiley
Chief Legal Officer

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION
General
Your proxy is solicited on behalf of the Board of Directors (the “Board”) of Guardant Health, Inc., a Delaware corporation (as used herein, “Guardant,” “we,” “us” or “our”), for use at our 2020 annual meeting of stockholders (the “Annual Meeting”) to be held on Friday, June 12, 2020, 9:30 a.m. Pacific Time, virtually at www.virtualshareholdermeeting.com/GH2020, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any other business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.
Annual Meeting. The Annual Meeting will be a virtual meeting of stockholders using cutting-edge technology, conducted via live audio webcast. You are invited to attend the Annual Meeting online. We believe that a virtual meeting will provide expanded stockholder access and participation, improved communications, as well as additional safeguards for healthy and safety in light of developments related to COVID-19. You will be able to attend, vote and submit your questions on line during the Annual Meeting. You will not be able to attend the Annual Meeting in person. Stockholders may attend the Annual Meeting online at www.virtualshareholdermeeting.com/GH2020 by using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the voting instruction form provided by your broker, bank or other nominee.
Notice and Access Proxy Delivery. We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders of record, and paper copies of the proxy materials to certain other stockholders of record. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. You can find instructions on how to request a printed copy by mail or electronically on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 28, 2020, we intend to make this proxy statement available on the Internet and to commence mailing of the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.
Availability of Proxy Materials for the Annual Meeting
Our proxy statement and 2019 Annual Report are available at www.proxyvote.com. This website address contains: the Notice, the proxy statement and proxy card sample, and the 2019 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote, Outstanding Shares
Record holders of our common stock as of the close of business on April 20, 2020, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting on all matters to be voted upon. As of the Record Date, there were 94,543,441 shares of our common stock outstanding. On each matter presented to our stockholders for vote, the holders of common stock are entitled to one vote per share held as of the Record Date.
Voting of Shares
The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”
Record Holder. If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.
Hold in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.
General. The Internet and telephone voting facilities will close at 11:59 p.m. EDT on June 11, 2020. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.
Voting at the Annual Meeting. To attend and vote at the Annual Meeting you need to access the meeting via live audio webcast at www.virtualshareholdermeeting.com/GH2020 using the 16-digit control number included on your Notice, on your proxy card or on the voting instruction form. Attendance at the Annual Meeting will not, by itself, result in any vote or revocation of a prior vote. You must follow the instructions at www.virtualshareholdermeeting.com/GH2020 to vote your shares at the Annual Meeting.
YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting on-line. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.
All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows:

•	FOR each of the two Class II nominees for director named in this proxy statement;

•	FOR the ratification of the selection of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm; and

•	“ONE YEAR” as the frequency of stockholder advisory votes regarding the compensation of our named executive officers, or say-on-pay votes.
The proxy gives each of Helmy Eltoukhy, AmirAli Talasaz and Michael Wiley discretionary authority to vote your shares in accordance with their best judgment with respect to all additional matters that might come before the Annual Meeting.
If you receive more than one proxy card or Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice you receive.
Revocation of Proxy
You may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•	delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed); or

•	attending the Annual Meeting on-line and timely voting your shares at www.virtualshareholdermeeting.com/GH2020, although attendance at the Annual Meeting will not, by itself, revoke a proxy.
Written notices of revocation and other communications with respect to the revocation of Company proxies should be addressed to:
Guardant Health, Inc.
505 Penobscot Drive
Redwood City, CA 94063
Attention: Corporate Secretary

Broker Non-Votes
Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters that are considered “non-routine” without specific voting instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker holds your common stock in “street name,” your broker will vote your shares on “non-routine” proposals only if you provide instructions to your broker on how to vote by following the procedures outlined in the voting instruction form sent to you by your broker. Only Proposal No. 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter on which your broker may vote without instruction from you as the beneficial owner. Proposal No. 1 (election of directors) and Proposal No. 3 (determining the frequency of stockholder advisory say-on-pay votes), are considered non-routine matters, and without your instruction, your broker cannot vote your shares for either of Proposal No. 1 or Proposal No. 3.
Quorum and Votes Required
The inspector of elections appointed for the Annual Meeting will tabulate votes cast by proxy, telephone and via Internet at www.proxyvote.com as of 11:59 p.m. EDT on June 11, 2020 and at www.virtualshareholdermeeting.com/GH2020 on the day of and during the Annual Meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Annual Meeting, the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy at the Annual Meeting. Shares that abstain from voting on any proposal, or that are represented by broker non-votes, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present.
Proposal No. 1: Election of Directors. A plurality of the votes cast in the election of directors at the Annual Meeting is required for the election of directors. Accordingly, the two Class II director nominees receiving the highest number of “FOR” votes will be elected. If you abstain from voting on this proposal it will have no effect. In addition, broker non-votes, which are considered votes not cast, will have no effect on the outcome of the election of directors.
Proposal No. 2: Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. Thus, the number of votes “FOR” must exceed the number of votes “AGAINST.” Abstentions are considered to be votes not cast on this proposal and thus will have no effect. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are not expected to result from the vote on Proposal No. 2. Any broker non-votes would be considered votes not cast and thus would have no effect.
Proposal No. 3: Determine the Frequency of Stockholder Advisory Say-on-Pay Votes. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for determining the frequency of stockholder advisory say-on-pay votes. Abstentions and broker non-votes are considered to be votes not cast on this proposal and thus will have no effect. If none of the frequency alternatives (every one year, two years or three years) receives a majority of the votes cast, the frequency that receives the highest number of votes cast will be deemed to be the frequency recommended by the stockholders. This vote is advisory and not binding on us, our Board or our Compensation Committee.
In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
Details Regarding the Annual Meeting
In light of the coronavirus/COVID-19 outbreak and in the best interests of public health and the health and safety of our Board, employees and stockholders, this year, the Annual Meeting will be held completely virtually via live interactive audio webcast on the Internet. You will be able to attend, vote and submit your questions during the Annual Meeting by logging onto www.virtualshareholdermeeting.com/GH2020. You will not be able to attend the Annual Meeting in person.
Access to the Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 9:30 a.m. Pacific Time. Online access to the audit webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.
Log-In Instructions
Instructions on how to connect to the Annual Meeting, participate and demonstrate proof of stock ownership are posted on www.virtualshareholdermeeting.com/GH2020. To participate in the Annual Meeting, you will need to log-in using the 16-digit control number on your Notice, proxy card or voting instruction form.
Technical Assistance
Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call our support team at (800) 586-1548 (US Domestic Toll Free) or (303) 562-9288 (International).
Submitting Questions at the Annual Meeting
Stockholders may submit questions and vote during the Annual Meeting on www.virtualshareholdermeeting.com/GH2020. You will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form as proof of stock ownership in order to be able to submit questions and vote at our Annual Meeting. After the business portion of the Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer the questions submitted during the Annual Meeting that are pertinent to us and that are submitted in accordance with the Rules of Conduct for the Annual Meeting, as time permits. The Rules of Conduct will be posted on the virtual meeting web portal. Substantially similar questions will be answered only once. To promote fairness, efficient use our resources and to ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder.
Solicitation of Proxies
Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Notice or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Notices, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We do not intend to hire a proxy solicitor to assist in the solicitation of proxies. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.
Stockholder List
A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at our corporate headquarters for a period of no less than ten days prior to the Annual Meeting. Please contact our Corporate Secretary at CorpSecretary@guardanthealth.com if you are interested in viewing the list. The list of stockholders will also be made available on www.virtualshareholdermeeting.com/GH2020 during the Annual Meeting.
Forward-Looking Statements
This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in our periodic reports on Form 10-Q and our current reports on Form 8-K.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines covering, among other things, the duties and responsibilities of and independence standards applicable to our directors and Board committee structures and responsibilities. These guidelines are available on the “Corporate Governance” section of our website at https://investors.guardanthealth.com.
Board Composition
Pursuant to our Bylaws, the total number of directors constituting our Board shall be fixed by the Board from time to time. We currently have seven Board members. Aaref Hilaly resigned from the Board effective as of November 6, 2019. On April 1, 2020, Dipchand Nishar informed the Board that he will not stand for re-election at the Annual Meeting due to his increased responsibilities with respect to the SoftBank Vision Fund portfolio companies in light of the COVID-19 pandemic. The Board has set the authorized number of Board members at six effective as of the Annual Meeting. The Board is divided into three classes (Class I, Class II and Class III) with staggered terms of three years each and holding office until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. The term of one class expires at each annual meeting of stockholders; thus, directors typically stand for election after three years, unless they are filling an unexpired term.
Our Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for determining Board membership qualifications and for selecting, evaluating and recommending to the Board nominees for annual election to the Board and to fill vacancies as they arise. When considering whether directors and nominees have the experience, qualifications, attributes or skills to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating and Governing Committee and the Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a team that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience, thought, backgrounds and cultures. Directors and nominees should have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. The Governance Committee maintains Director Qualification Standards for selecting nominees and for considering stockholder recommended nominees, which are included in this proxy statement as Appendix A. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the Board’s activities. We believe that our directors provide an appropriate mix of experience, diversity and skills relevant to the size and nature of our business.
The Governance Committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholders may propose director nominees by adhering to the advance notice procedures described in the section entitled “Other Matters-Stockholder Proposals and Nominations” in this proxy statement, and must include all information as required under our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), and any other information that would be required to solicit a proxy under federal securities law. We may request from the recommending stockholder or recommending stockholder group such other information as may reasonably be required to determine whether each person recommended by a stockholder or stockholder group as a nominee meets the minimum director qualifications established by our Board and is independent based on applicable laws and regulations. The Governance Committee may also establish procedures, from time to time, regarding submission of candidates by stockholders and others.
Independence and Current Committee Positions

Name	Age	Independent	Audit Committee	Compensation Committee	Governance Committee
Helmy Eltoukhy	41	No
AmirAli Talasaz	40	No
Ian Clark*	59	Yes	M	C
Bahija Jallal	58	Yes	M		M
Samir Kaul	46	Yes		M	C
Stanley Meresman	73	Yes	C		M
Dipchand Nishar (1)	51	Yes		M
* Lead Independent Director.
“C” indicates chair; “M” indicates member
(1) Not standing for re-election at the Annual Meeting
Director Independence
Our Governance Committee and our Board have undertaken a review of the Board’s composition, the composition of Board committees and the independence of each director. Based upon information concerning each director’s background, employment and affiliations, including family relationships, the Board has affirmatively determined that each of Messrs. Clark, Meresman, Kaul, and Nishar, and Dr. Jallal, is independent, as defined under the applicable listing requirements and rules of the Nasdaq and the and the Securities and Exchange Commission (the “SEC”), and that each of them and their respective family members have no material relationship with us, commercial or otherwise, that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Drs. Eltoukhy and Talasaz were determined to be not independent due to their service as our Chief Executive Officer (“CEO”), and as our President and Chief Operating Officer (“COO”), respectively. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
Our Board has determined that at this time it is in the best interests of the Company and our stockholders to have AmirAli Talasaz, our President and COO, serve as our Chairman of the Board, coupled with a strong lead independent director. We believe having one of our founders serve as Chairman promotes responsibility and accountability, and that our Board benefits from having a Chairman with his extensive understanding of our business and the unique challenges we face. The Board believes that this structure best facilitates consistent leadership direction and long-term strategic planning, while building a cohesive corporate culture that speaks with a single voice.
Our Board also recognizes the value and importance of a strong independent lead director with clearly delineated responsibilities. The independent directors have appointed Ian Clark to serve as our lead independent director.
As set forth in our Corporate Governance Guidelines, Mr. Clark has clearly delineated and comprehensive duties, including:

•	presiding at all meetings of the Board at which the Chairman is not present, including all executive sessions of the independent directors;

•	approving Board meeting schedules and agendas;

•	meeting in executive session without non-Independent Directors or management present on a regularly scheduled basis, but no less than twice per year; and

•	acting as the liaison between the independent directors and our Chief Executive Officer and Chairman.
Our Board will continue to evaluate its leadership structure in order to ensure it aligns with and supports the evolving needs and circumstances of Guardant and its stockholders.
Attendance by Members of the Board at Meetings
Our Board held six meetings and acted by written consent four times during the year ended December 31, 2019. During 2019 all of our then incumbent directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of the Board of which the incumbent director was a member. Dr. Jallal was appointed to the Board on April 17, 2019. Aaref Hilaly resigned from the Board effective as of November 6, 2019.
Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, each of our directors will attend our Annual Meeting. Seven of our then eight directors attended our 2019 Annual Meeting of Stockholders.
Executive Sessions
Our non-management directors meet regularly in executive sessions without management, to consider such matters as they deem appropriate. Our lead independent director, Mr. Clark, presides over all executive sessions.
Board Committees
We currently have three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. From time to time, the Board may form a new committee or disband a current committee, depending on the circumstances. The charters of all three of our standing Board committees are available on our website under the “Corporate Governance-Governance Documents” section at https://investors.guardanthealth.com.

Audit Committee
Our Audit Committee consists of Messrs. Meresman and Clark, and Dr. Jallal (who was appointed to the committee upon her appointment to the Board in April 2019), with Mr. Meresman serving as chair. Our Board has determined that each of these directors is independent as defined by the applicable rules of the Nasdaq and the SEC, and that each member of the Audit Committee meets the financial literacy and experience requirements of the applicable SEC and Nasdaq rules. In addition, our Board has determined that each of Messrs. Meresman and Clark, and Dr. Jallal, is an “audit committee financial expert” as defined by the SEC. The Audit Committee met five times during the year ended December 31, 2019.
Our Audit Committee charter requires that the Audit Committee oversee our corporate accounting and financial reporting processes. The primary responsibilities and functions of our Audit Committee are, among other things, as follows:

•	appointing, approving the compensation of, and assessing the independence of, our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and business code of conduct and ethics;

•	discussing our risk management policies;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

Compensation Committee
Our Compensation Committee consists of Messrs. Clark, Kaul and Nishar, with Mr. Clark serving as chair. During 2019, Aaref Hilaly served on the Compensation Committee through his resignation as a Board member effective November 6, 2019. Our Board has determined that Messrs. Clark, Kaul and Nishar are, and Mr Hilaly was, independent under Nasdaq rules and that each qualifies as a “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee met two times and acted by written consent five times during the year ended December 31, 2019.
The Compensation Committee’s responsibilities include:

•	reviewing and approving, or recommending that our Board approve, the compensation of our Chief Executive Officer and our other executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	selecting independent compensation consultants and advisers and assessing whether there are any conflicts of interest with any of the committees compensation advisers; and

•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans.
For 2019 through September 2019, the Compensation Committee engaged Compensia, and commencing in early October 2019, the Compensation Committee has engaged Radford, which is part of the Rewards Solutions practice of Aon plc (“Radford”), as independent compensation consultants to provide advice and guidance on the design of our executive compensation level, programs and practices. The Compensation Committee assesses the independence of the compensation consultants and other advisors who provide advice to the Compensation Committee, employing the independence factors specified under the Nasdaq rules. The Compensation Committee determined that the engagement of Compensia and Radford did not raise any conflict of interest. The compensation consultant attends Compensation Committee meetings when invited and meets with the Compensation Committee without management. The compensation consultant provides the Compensation Committee with third-party data and analysis as well as advice and expertise on competitive compensation practices and trends, executive compensation plans and program designs, and proposed executive and director compensation levels. The compensation consultant reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the Chair of the Compensation Committee. In 2019, Compensia assisted the Compensation Committee on the following:

•	determination of the updated peer group of companies for our executive compensation analysis;

•	updating company-wide market-based compensation guidelines; and

•	updating company-wide market-based equity compensation guidelines for new hires and annual grants.
For 2019 compensation, Radford assisted the Compensation Committee on the following:

•	executive compensation market-based benchmarking; and

•	updating market-based guidelines for Board member compensation.
The Compensation Committee charter permits the Compensation Committee to delegate authority to one or more officers of the Company to grant equity awards in accordance with applicable law. The Compensation Committee has delegated to an Equity Plan Committee consisting of the CEO, the President/COO and the Chief Legal Officer, the authority to approve equity awards to employees at the level of Vice President and below in connection with new hires and annually for recruiting and retention purposes, within specified guidelines.
Nominating and Corporate Governance Committee
Our Governance Committee consists of Messrs. Kaul and Meresman, and Dr. Jallal (who was appointed to the committee upon her appointment to the Board in April 2019), with Mr. Kaul serving as chair. Our Board has determined that Messrs. Kaul and Meresman, and Dr. Jallal, are independent under Nasdaq rules. The Governance Committee met once during the year ended December 31, 2019.
The Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing a periodic evaluation of the Board and management.
Risk Oversight
The Audit Committee of the Board is primarily responsible for overseeing our risk management processes on behalf of the Board. The Audit Committee receives reports from management on at least a quarterly basis regarding our assessment of risks. In addition, the Audit Committee reports regularly to the Board, which also considers our risk profile. The Audit Committee and the Board focus on the most significant risks we face and our general risk management strategies. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board’s leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach. The standing committees of the Board retain primary responsibility for risk oversight in the following key areas:

•	Audit Committee - Overseeing financial risk, capital risk, related party transactions, financial compliance risk and internal controls over financial reporting.

•	Compensation Committee - Overseeing our risks related to our compensation philosophy and practices and evaluating the balance between incentives and rewards.

•
Nominating and Corporate Governance Committee - Evaluating director independence, the effectiveness of our Corporate Governance Guidelines and Business Code of Conduct and Ethics, and overseeing management’s succession planning.

Each of our committees periodically provide updates to the Board regarding significant risk management issues and management’s response.

Compensation Risk Assessment
We conducted an assessment of our compensation policies and practices for our employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on us.
Business Code of Conduct and Ethics
We have adopted a written Business Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, https://investors.guardanthealth.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code.
Communications with our Board
Any interested person, including any stockholder, may communicate with our Board by written mail addressed to Guardant Health, Inc. Board of Directors, c/o Corporate Secretary, 505 Penobscot Dr., Redwood City, California 94063. We encourage stockholders to include proof of ownership of our stock in their communications. The corporate secretary will review the communications and forward them to the Board or the relevant committee of the Board, unless the communication is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Prohibition Against Pledging and Hedging
We maintain an Insider Trading Compliance Policy that prohibits our officers, directors and employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, and collars), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our stock. It further prohibits pledging our stock as collateral to secure loans, margin purchases of our stock, short sales of our stock, and any transactions in puts, calls or other derivative securities involving our stock.

DIRECTOR COMPENSATION
Our Director Compensation Program is intended to fairly compensate our non-employee directors for the time and effort necessary to serve on our Board, in a manner that is competitive and serves the best interests of the Company and our stockholders. In 2019 our Director Compensation Program consisted of the following components:
Cash Compensation

•	Annual Cash Retainer: $48,000
Additional Annual Retainers

•	Lead Independent Director: $10,000

•	Audit Committee Chair: $20,000

◦	Audit Committee Member (Non-Chair): $10,000

•	Compensation Committee Chair: $15,000

◦	Compensation Committee Member (Non-Chair): $7,500

•	Nominating/Corporate Governance Committee Chair: $10,000

◦	Nominating/Corporate Governance Committee Member (Non-Chair): $5,000
The annual cash retainer is paid in quarterly installments in arrears. Annual cash retainers are not pro-rated for any partial calendar quarter of service.
Equity Compensation

•	Initial Equity Grants to each non-employee director upon initial election or appointment to serve on our Board:

▪
stock option award with an aggregate value (determined using a Black-Scholes option value based on a 30-day trading average stock price) of $215,000 and an exercise price equal to the fair market value of our common stock on the date of grant; and

▪	restricted stock unit award with an aggregate value (determined based on a 30-day trading average stock price) of $215,000

•
Annual Equity Grants on the date of each annual stockholder meeting to each non-employee director who is serving on our Board as of (and who will continue to serve after) the date of such annual stockholder meeting:

▪
stock option award with an aggregate value (determined using a Black-Scholes option value based on a 30-day trading average stock price) of $107,500 and an exercise price equal to the fair market value of our common stock on the date of grant; and

▪	restricted stock unit award with an aggregate value (determined based on a 30-day trading average stock price) of $107,500
The Annual Grant is made to non-employee directors who have served on the Board for at least six months prior to the date of the applicable annual stockholder meeting.
Each Initial Grant vests as to one-third of the shares subject to the award on each of the first three anniversaries of the date on which the director is appointed or elected to serve on our Board, subject to continued service. Each Annual Grant vests in full on the earlier of the one-

year anniversary of the applicable grant date and the date of the next annual stockholders’ meeting, subject to continued service. In addition, each Initial Grant and Annual Grant will vest in full immediately prior to the director’s death, disability, termination without cause, or a change in control (as defined in our 2018 Incentive Award Plan (the "2018 Plan")) .
Pursuant to terms of their letter agreements entered in connection with their commencement of Board service, each outstanding option granted to Mr. Clark in 2017, and granted to Mr. Meresman in 2018, vests with respect to 1/48th of the shares on each monthly anniversary of the date Board service commenced, and will vest in full immediately prior to a change in control (as defined in the 2018 Plan).
The following table contains information concerning the compensation received by our non-employee directors during the year ended December 31, 2019. Directors who are also employees do not receive cash or equity compensation for service on our Board (in addition to the compensation payable for their service as our employees). Dr. Jallal joined our Board in April 2019, and Aaref Hilaly resigned from our Board in November 2019.
2019 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards (1)(3)	Option Awards (2)(3)	Total
Ian Clark	$83,000	$118,625	$122,953	$324,578
Aaref Hilaly (4)	55,500	118,625	122,953	297,078
Bahija Jallal (5)	63,000	206,278	195,244	464,522
Samir Kaul	58,000	118,625	122,953	299,578
Stanley Meresman	73,000	118,625	122,953	314,578
Dipchand Nishar (6)	55,500	118,625	122,953	297,078
_______________

(1)
The amounts shown in the Stock Awards column reflects the aggregate grant date fair value of the restricted stock units ("RSUs") awarded to our directors, computed in accordance with Topic 718, excluding the effect of estimated forfeitures. RSUs were granted on June 18, 2019 to each non-employee director, except for Dr. Jallal, who received her Initial Equity Grants on April 17, 2019 in connection with her initial appointment to the Board. Amounts in this column reflect the market value of the RSUs using the closing price of a share of our common stock as reported on the Nasdaq Stock Market on the date of grant of $72.71 and $91.11 on April 17, 2019 and June 18, 2019, respectively, multiplied by the number of shares underlying each award.

(2)
The amounts shown above in the Option Awards column represent the aggregate grant date fair value of share options computed in accordance with Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	The directors had the following outstanding RSUs and stock options as of December 31, 2019:

	RSUs	Stock Options
Ian Clark	1,302	49,060
Aaref Hilaly	—	—
Bahija Jallal	2,837	4,526
Samir Kaul	1,302	2,255
Stan Meresman	1,302	146,088
Dipchand Nishar	1,302	2,255

(4)	Mr. Hilaly resigned as a director of the Company, effective as of November 6, 2019.

(5)	Dr. Jallal was appointed to serve on the Board effective April 17, 2019 and received initial grants of stock options and RSUs in accordance with our 2019 Director Compensation Program.

(6)	Mr. Nishar will not stand for re-election to the Company’s Board when his current term expires at the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
Board Nominees
Pursuant to our Certificate of Incorporation and our Bylaws, the total number of directors constituting the Board is fixed from time to time by the Board. There are currently seven directors. Effective as of the Annual Meeting, the board has set the authorized number of directors at six. Dr. Bahija Jallal was appointed to our Board as a Class III Director effective April 17, 2019. Aaref Hilaly resigned from our Board effective November 6, 2019. Dipchand Nishar notified us that he will not be standing for re-election to the Board at the Annual Meeting due to his increased responsibilities with respect to the SoftBank Vision Fund portfolio companies in light of the COVID-19 pandemic.
The Board is divided into three classes, each containing as nearly as possible an equal number of directors. The current term of office of our Class II Directors expires at the Annual Meeting, while the term for our Class III Directors will expire at our 2021 annual meeting of stockholders and the term for our Class I Directors expires at our 2022 annual meeting of stockholders. Based upon the recommendation of our Governance Committee, the Board has nominated each of Ian Clark and Samir Kaul, each a current Class II Director, for re-election at the Annual Meeting. Each director elected at the Annual Meeting will serve a three-year term expiring at the 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified as a Class II Director, or until his or her earlier death, resignation or removal. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this proxy statement.
The Board and the Governance Committee believe the skills, qualities, attributes and experience of our directors provide us with business acumen and a diverse range of perspectives to engage each other and management to address effectively our evolving needs and represent the best interests of our stockholders.
Vacancies on the Board, including any vacancy created by an increase in the size of the Board, may be filled only by a majority of the directors remaining in office, even though less than a quorum of the Board, or a sole remaining director. A director elected by the Board to fill a vacancy will serve until the next election of the class of directors for which such director was chosen and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.
If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.
Information about Class II Director Nominees
Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led the Board to conclude that each nominee should serve on the Board at this time. In order to better understand the biographical information set forth below, please note that Guardant Health, Inc. was formed in December 2011 and our initial public offering closed in October 2018.

Ian Clark. Mr. Clark has served as a member of our Board since January 2017 and is our lead independent director. Mr. Clark has been an Operating Partner at Blackstone Life Sciences, formerly, Clarus Ventures, LLC, a venture capital firm, since September 2017. Mr. Clark currently serves on the boards of directors of Agios Pharmaceuticals, Inc., AVROBIO, Inc., Corvus Pharmaceuticals, Inc and Takeda Pharmaceutical Company Limited.
Previously, Mr. Clark served on the board of directors of Forty Seven Inc. from May 2018 to April 2020, including as a member of its audit committee, and on the board of directors of Shire Pharmaceuticals, Inc. from February 2017 to January 2019. He served on the board of directors and audit committee of Kite Pharma, Inc. from January 2017 to October 2017. He served as Chief Executive Officer of Genentech Inc. from January 2010 to December 2016. Prior to that, he was the Executive Vice President and Chief Marketing Officer of the Roche Group from April 2009 to December 2009. Prior to his time at the Roche Group, Mr. Clark held several senior management positions at Genentech Inc. from January 2003 to March 2009, including Head of Global Product Strategy, Chief Marketing Officer, Senior Vice President, General Manager of BioOncology and Executive Vice President, Commercial Operations. Before joining Genentech Inc., Mr. Clark spent 23 years in the biopharmaceutical industry in senior roles at Novartis International AG, Ivax Pharmaceuticals, Inc. and Sanofi S.A. in the United Kingdom, France and Eastern Europe. He started his career at G.D. Searle, LLC, a subsidiary of Monsanto Corporation, holding positions in sales and marketing. Mr. Clark received a B.S. degree in Biology from South Hampton University.
We believe that Mr. Clark is qualified to serve as a member of our Board due to his vast experience in the biopharmaceutical industry, combined with his experience serving on the boards of directors of multiple public and private companies.
Samir Kaul. Mr. Kaul has served as a member of our Board since April 2014. Mr. Kaul has been a General Partner at Khosla Ventures, a venture capital firm focusing on technology investing, since February 2006 and currently serves on the boards of directors of several private companies.
Previously, Mr. Kaul served as a member of the board of directors of Gevo, Inc. from March 2013 to May 2014 and Amyris, Inc. from May 2006 to May 2012. Prior to that, Mr. Kaul was a member of Flagship Pioneering Inc., a venture capital firm, from June 2002 to May 2006. Prior to that, Mr. Kaul worked at the Institute for Genomic Research. Mr. Kaul holds a B.S. degree in Biology from the University of Michigan, an M.S. degree in Biochemistry from the University of Maryland and an M.B.A. degree from Harvard Business School.
We believe that Mr. Kaul is qualified to serve as a member of our Board due to his wide-ranging experience in technology companies and insight in the management of startup companies and the building of companies from early stage to commercial scale.
Board Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TWO NAMED CLASS II DIRECTOR NOMINEES.
Information about Other Directors Not Standing for Election at this Meeting
Directors who will continue to serve after the Annual Meeting are listed below.

Class III Directors with Terms Expiring at the 2021 Annual Meeting
Helmy Eltoukhy, Ph.D. Dr. Eltoukhy is our co-founder and has served as our CEO and a member of our Board since January 2013.
Prior to founding our company, Dr. Eltoukhy held various positions at Illumina, Inc. from August 2008 to December 2012, including Senior Director of Advanced Technology Research, where he developed novel chemistries, hardware and informatics for genetic analysis systems. In June 2007, he co-founded Avantome Inc. to commercialize semiconductor sequencing to help speed up the democratization of high throughput DNA sequencing and served as Chief Executive Officer until its acquisition by Illumina in August 2008. He joined the Stanford Genome Technology Center as a post-doctoral fellow in 2006 to work on low-cost DNA sequencing technologies. During his doctoral studies and at the Stanford Genome Technology Center, he developed the first semiconductor sequencing platform and first base-calling algorithm for next-generation sequencing under several National Human Genome Research Institute grants. He received his Ph.D., M.S. and B.S. degrees in electrical engineering from Stanford University.
We believe that Dr. Eltoukhy is qualified to serve as a member of our Board due to his extensive knowledge of our company as co-founder and CEO and his experience in the life sciences and biotechnology industries.
AmirAli Talasaz, Ph.D. Dr. Talasaz is our co-founder and has served as chairman of our Board, President and COO since January 2013.
Prior to founding our company, Dr. Talasaz held various positions at Illumina, Inc., including Senior Director of Diagnostics Research from October 2011 to June 2012, where he led the efforts for emerging clinical applications of next-generation genomic analysis. During that time, he developed different genomic technologies suitable for clinical applications. In March 2008, he founded Auriphex Biosciences, Inc., which focused on purification and genetic analysis of circulating tumor cells for cancer management. The technology was acquired by lllumina, Inc. in 2009. During his academic years, he led the Technology Development group at the Stanford Genome Technology Center. He received his Ph.D. degree in electrical engineering, M.S. degree in electrical engineering and M.S. degree in management science and engineering from Stanford University.
We believe that Dr. Talasaz is qualified to serve as chairman of our Board due to his extensive knowledge of our company as co-founder and President and COO and his knowledge of the life sciences and biotechnology industries.
Bahija Jallal, Ph.D. Dr. Jallal has served as a member of our Board since April 2019. Dr. Jallal has served as the Chief Executive Officer of Immunocore Limited, a T cell receptor biotechnology company, since January 2019. Dr. Jallal has been a member of the boards of directors of Immunocore Limited since January 2019 and of Anthem, Inc. since February 2018, and also serves on the audit committee for Anthem. Additionally, she is a member of the Board of Trustees of Johns Hopkins University and UMB Health Sciences Research Park Corporation and Past President of the Association for Women in Science.
Prior to that, Dr. Jallal served as Executive Vice President of AstraZeneca PLC, a pharmaceutical and biopharmaceutical company, from October 2013 to January 2019, and President of MedImmune, a subsidiary of AstraZeneca, from January 2013 to January 2019. She joined MedImmune in 2006 and held various research and development positions, including Senior Vice President, Research and Development, from 2010 to 2013. She received her Ph.D. degree in physiology and DEA degree in physiology and biology from the Université de Paris VI, and her AEA degree in plant physiology and M.S. degree in biology from the Université de Paris VII.
We believe that Dr. Jallal is qualified to serve as a member of our Board due to her extensive experience in the biopharmaceutical industry, in addition to her service as an executive at a number of companies.
Class I Director with Term Expiring at the 2022 Annual Meeting
Stanley Meresman. Mr. Meresman has served as a member of our Board since May 2018. During the last ten years, Mr. Meresman has served on the boards of directors of various public and private companies, including service as chair of the audit committee for some of these companies. He currently serves on the board of directors and as chair of the audit committee of Snap, Inc., Cloudflare, Inc., and Medallia, Inc.
Previously, Mr. Meresman served as a member of the board of directors, including service as chair of the audit committee, of Palo Alto Networks, Inc. from September 2014 to December 2018, LinkedIn Corporation from October 2010 to December 2016, Zynga Inc. from June 2011 to June 2015, Meru Networks, Inc. from September 2010 to May 2013, and Riverbed Technology, Inc. from March 2005 to May 2012. From January 2004 to December 2004, Mr. Meresman was a Venture Partner with Technology Crossover Ventures, a private equity firm, and was General Partner and Chief Operating Officer of Technology Crossover Ventures from November 2001 to December 2003. During the four years before joining Technology Crossover Ventures, he was a private investor and board member and adviser to several technology companies. From May 1989 to May 1997, Mr. Meresman served as the Senior Vice President and Chief Financial Officer of Silicon Graphics, Inc. Mr. Meresman holds a B.S. degree in Industrial Engineering and Operations Research from the University of California, Berkeley and an M.B.A. degree from the Stanford Graduate School of Business.
We believe that Mr. Meresman is qualified to serve as a member of our Board due to his extensive financial expertise, his experience as public company chief financial officers, his experience on public company Audit Committees, as well as his years of strategic and management experience in the technology industry.

EXECUTIVE OFFICERS

The following are our executive officers as of the Record Date.

Name	Age	Position
Helmy Eltoukhy, Ph.D.	41	Chief Executive Officer
AmirAli Talasaz, Ph.D.	40	President and Chief Operating Officer
Derek Bertocci	66	Chief Financial Officer
Michael Wiley	44	Chief Legal Officer
On December 2, 2019, Richard Lanman, M.D., our former Chief Medical Officer, notified us of his decision to retire as Chief Medical Officer, effective as of December 31, 2019. Mr. Lanman is currently employed by us on a part-time basis to facilitate the transition. On June 11, 2019, Leena Das-Young, Pharm.D., our former Chief LUNAR Officer and General Manager, announced she would be leaving us for personal reasons, effective as of June 18, 2019.
The following sets for the biographical information of our Executive Officers. Biographical information pertaining to Helmy Eltoukhy, who is a member of our Board and our CEO, and AmirAli Talasaz, who is the Chairman of our Board and our President and COO, may be found in the section above entitled “Proposal 1: Election of Directors-Information about Other Directors Not Standing for Election at this Meeting.”
Derek Bertocci. Mr. Bertocci has served as our Chief Financial Officer since July 2016. Prior to joining us, Mr. Bertocci served as Senior Vice President and Chief Financial Officer of Achaogen Inc. from February 2014 to December 2015. Prior to that, Mr. Bertocci was Senior Vice President and Chief Financial Officer of Accuray Incorporated, a publicly traded radiation oncology company, from January 2009 to September 2013. From October 2006 through December 2008, Mr. Bertocci served as the Chief Financial Officer of BioForm Medical, Inc., a publicly traded medical aesthetics company. From June 2005 to July 2006, he was Chief Financial Officer of Laserscope, a publicly traded provider of lasers and fiber optic devices for urology and aesthetic surgery. Prior to that, Mr. Bertocci spent a number of years in various roles at VISX Incorporated, a publicly traded provider of systems for laser vision correction surgery, including as Chief Financial Officer from March 2004 to May 2005 and Vice President and Controller from 1998 to March 2004. Mr. Bertocci holds a B.A. degree from Stanford University and an M.B.A. degree from the University of Southern California. Mr. Bertocci is also a Certified Public Accountant (inactive).
On February 24, 2020, Mr. Bertocci announced his intention to retire during the second quarter of 2020. We have initiated a search to identify a new CFO. To facilitate an orderly transition, Mr. Bertocci intends to continue to serve in his current role until a successor is hired.
Michael Wiley. Mr. Wiley has served as our Chief Legal Officer since July 2016. He previously served as our President from July 2012 to January 2013 and as our Chief Financial Officer from January 2013 to July 2016. Prior to joining our company, Mr. Wiley served as Vice President of Finance and Legal of Voyage Medical Inc., a medical device company, from August 2008 to April 2009 and then as Chief Financial Officer from April 2009 to July 2012. Prior to that, he was Vice President of Finance at Microchip Biotechnologies, Inc. from May 2006 to August 2008. Earlier in his career, he was a corporate attorney at Venture Law Group and acted as in-house associate counsel for Novell, Inc., where he focused on intellectual property and employment issues. He also worked for KPMG LLP as a tax accountant. Mr. Wiley received a J.D. degree from the J. Reuben Clark Law School at Brigham Young University and a B.S. degree in accounting from Brigham Young University.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our 2019 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for the following named executive officers (“NEOs”):

Name	Position
Helmy Eltoukhy	Chief Executive Officer (“CEO”)
AmirAli Talasaz	President and Chief Operating Officer (“COO”)
Derek Bertocci (1)	Chief Financial Officer (“CFO”)
Richard Lanman (2)	Former Chief Medical Officer
Michael Wiley	Chief Legal Officer
_______________

(1)	Mr. Bertocci announced his intention to retire during the second quarter of 2020.

(2)	Dr. Lanman retired from his position as an executive officer of the Company effective December 31, 2019.

Quick CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Compensation Determination Process	Section III
Components of our Compensation Program	Section IV
Additional Compensation Policies and Practices	Section V

I.	EXECUTIVE SUMMARY

Company Overview
We are a leading precision oncology company focused on helping to conquer cancer globally through the use of our proprietary blood-based tests, vast data sets and advanced analytics. We believe that the key to conquering cancer is unprecedented access to its molecular information throughout all stages of the disease, which we intend to enable by a routine blood draw, or liquid biopsy.
Our Guardant Health Oncology Platform is designed to leverage our capabilities in technology, clinical development, regulatory and reimbursement to drive commercial adoption of our tests, improve patient clinical outcomes, lower healthcare costs and accelerate drug development. In pursuit of our goal, we have launched our Guardant 360 and Guardant OMNI tests for advanced stage cancer. Our Guardant 360 and Guardant OMNI tests have each been designated by the FDA as a breakthrough device for use as a companion diagnostic in connection with certain specified therapeutic products of our biopharmaceutical customers.

These tests fuel development of our LUNAR program, which aims to address the needs of early stage cancer patients with treatment selection, cancer survivors with surveillance, asymptomatic individuals eligible for cancer screening and individuals at a higher risk for developing cancer with early detection.
We believe our tests can expand the scope of precision oncology to earlier stages of the disease, improve patient outcomes and lower healthcare costs.
2019 Select Business Highlights
We had an exceptionally strong year in 2019, with outstanding growth in our financial results and superb progress in our product development program. Key highlights include the following:
Financial Results

•
Total revenue increased 137% to $214.4 million, driven by a 130% increase in precision oncology revenue, primarily as a result of higher testing volume and increased revenue per test, and a 177% increase in development services revenue, primarily from new projects

•	Gross profit increased 203% to $143.7 million

•	Gross margin was 67.0%, compared to 52.3% in 2018

•	Net loss attributable to common stockholders decreased to approximately $75.7 million, compared to approximately $85.1 million in 2018

•	Net loss per share attributable to common stockholders, basic and diluted, was $0.84, compared to $2.80 in the prior year
Gross profit is calculated as total revenue less costs of precision oncology testing and costs of development services. Gross margin is calculated as gross profit divided by total revenue.
Products and Development Programs
We have launched our Guardant 360 and Guardant OMNI tests and are developing additional tests under our LUNAR programs.

•	Precision oncology reported 49,926 tests to clinical customers and 20,643 tests to biopharmaceutical customers, representing increases of 71% and 99%, respectively

•
Submitted a Premarket Approval Application (“PMA”) for our Guardant 360 test to the U.S. Food and Drug Administration to be used as a companion diagnostic, initially in connection with one therapeutic product of a biopharmaceutical customer, and to provide tumor mutation profiling for cancer patients with solid tumors

•	Initiated ECLIPSE, a large-scale registrational study designed to support the performance of the Company’s LUNAR-2 blood test in colorectal cancer screening in average-risk adults
Key Aspects of the 2019 Executive Compensation Program
Base Salaries. The 2019 base salaries of the NEOs were set at or near the 25th percentile of our peer group, or between the 25th and the 50th percentile in the case of Dr. Lanman. The

Committee also considered the NEOs’ skills, experience, achievements and the competitive market for the position.
Annual Bonuses. 2019 annual bonuses were determined based on the achievement of both financial performance metrics, representing 60% of the target bonus opportunity (the “Financial Performance Component”), and product development- and research-based milestone measures, representing 40% of the target bonus opportunity (the “Operational Performance Component”). To establish these targets and goals, there was an extensive process, and the Compensation Committee set the targets at levels that it considered rigorous and challenging and that took into account the relevant risks and opportunities.
The Financial Performance Component was comprised of (i) a revenue goal, which represented 50% of the target bonus opportunity, and (ii) gross margin and operating income (loss) goals, each of which represented 5% of the target bonus opportunity. The Committee set a rigorous revenue target substantially above the prior-year level, reflecting 49% growth. In addition, there was rigor in the performance curve, as the threshold level of performance was set at 85% of the target (i.e., 27% growth from 2018 actual revenue achievement). The targets for gross margin and operating income (loss) were also set at levels viewed as challenging to achieve. The Committee incorporated these measures in order to focus executive officers on the critical strategic priorities of top line revenue growth and operating profitability.
The Operational Performance Component targets were also demanding, and included a regulatory objective, the filing of a PMA with the U.S. Food and Drug Administration for one of our tests for use as a companion diagnostic, representing 20% of the target bonus opportunity, and research and development pipeline objectives, including certification of our LUNAR-1 assay under the standard for clinical laboratories, and the enrollment of patients in a trial of the LUNAR-1 assay, representing 20% of the target bonus opportunity.
As described above, total revenue increased 137% to $214.4 million based on strong growth in both precision oncology revenue and development services revenue, and gross margin increased to 67.0% and operating loss narrowed to $82.4 million. We submitted a PMA in the fourth quarter of 2019, obtained clinical lab certification of our LUNAR-1 assay and initiated a LUNAR-1 study. Based on these financial results and product development and research-based achievements, the Committee determined that overall achievement relative to the goals was 165% of target. Although overall payout was 165% of target, the CEO and the President/COO waived a portion of the full amount to which they would have been entitled and received only 100% of target, to enable the Company to provide additional funding for its non-executive employee bonus pool. For the other continuing NEOs, the Committee exercised negative discretion to adjust payouts based on individual responsibilities, circumstances and performance, and the final payouts ranged from 113% to 136% of target.
2019 Long-Term Incentives. Our 2019 long-term incentives consisted of stock options and time-based RSUs. As discussed below, Drs. Eltoukhy and Talasaz did not receive any long-term incentive equity grants in 2019, but our other NEOs received awards of stock options and RSUs. Having completed our initial public offering in October 2018, the Committee believed that our use of these equity compensation vehicles in 2019 was consistent with other newly-public companies and others in our industry, and envisions that, over time, as the Company evolves and grows, the form of long-term incentives awarded to our NEOs will also evolve.

II. COMPENSATION PHILOSOPHY AND OBJECTIVES
The core elements of the Committee’s executive compensation philosophy are as follows:

•	Link pay to performance and achievement of Guardant Health business objectives;

•	Align executive officers’ interests with those of Guardant Health and our stockholders, generally through the use of equity as a significant component;

•	Provide market competitive compensation to attract, motivate and retain executive talent; and

•	Design programs that we believe are simple and transparent.
Reward achievement of business objectives (pay for performance): We have clearly defined our Company’s overarching goal of being the leading provider of precision oncology products for cancer management across all stages of the disease. We have also developed a robust strategy to accomplish this overarching goal, including certain business objectives that are steps along the way.
The Committee has designed our executive compensation program to motivate our executive officers to achieve these business objectives by closely linking the value of the compensation they receive to our performance relative to these business objectives. The Committee intends for a significant portion of the total compensation of our executive officers to be tied to achievement of Company objectives. Our executive compensation program incorporates measurable financial and product R&D milestone objectives that, in combination, are designed to help us achieve its ultimate goal; incentivizes our executive officers to achieve these objectives; and rewards executive officers for doing so, all of which, the Committee believes, will help build long-term stockholder value.
Align the interests of our executive officers and employees with those of our stockholders; Foster an ownership culture: Equity-based compensation constitutes a significant portion of our executive officers’ overall compensation. The Committee uses equity, when appropriate, as the form for long-term incentive opportunities in order to incentivize and reward executive officers to (i) achieve multiyear strategic goals and (ii) deliver sustained long-term value to stockholders. The Committee believes using equity for the long-term incentives creates strong alignment between the interests of executive officers and the interests of our stockholders because it gives executive officers and stockholders a common interest in stock price performance. Granting equity also fosters an ownership culture among executive officers by making them stockholders with a personal stake in Guardant Health’s growth and success.
Offer competitive compensation to attract and retain talent: The biopharmaceutical and technology industries are fiercely competitive, particularly in the northern California geographic area and other areas where we operate, and we must compete for executive talent in these industries and areas. To manage our business and carry out our strategy, we seek high-caliber executive officers and managers who have diverse experience, expertise, capabilities and backgrounds. In recruiting our executive officers and determining competitive pay levels, the Committee references the amounts and compensation structures of executive officers in the companies in our compensation peer group and in industry surveys. In certain cases, in order to attract or retain certain individuals or reflect their respective characteristics or performance, an individual executive officer’s total compensation may deviate from the level referenced in the peer group and the surveys.

Design straightforward compensation programs and plans and administer them transparently: In order for incentive compensation to serve its purpose of motivating participants to achieve results, the participants must have a clear understanding of the goals and targets by which they will be measured, and the rewards that they will receive for various levels of achievement of those goals, including the value of those rewards. The Committee strives to make the incentives in our executive compensation program straightforward and the programs transparent and understandable, so that our executive officers, as well as our stockholders, know what they are working toward, and what they will receive if they succeed. The Committee seeks to design programs that give participants a clear line of sight to the selected metrics and sufficient control over the performance toward the goals, to motivate them effectively for achieving our business objectives and to reward them appropriately, as a means of executing our strategy.
Compensation Program Governance
The Committee assesses the effectiveness of our executive compensation program from time to time and review risk mitigation and governance matters, which includes maintaining the following best practices:

What We Do
☑	Pay for Performance	In our regular annual program going forward, the majority of total executive compensation will be variable and at-risk.
☑	Balance Short- and Long-Term Compensation	The allocation of incentives among the annual incentive plan and the long-term incentive plan does not over-emphasize short-term performance at the expense of achieving long-term goals.
☑	Combination of Balanced Performance Metrics	We use a diverse set of financial and milestone performance metrics in our annual incentive plan to ensure that no single measure affects compensation disproportionately.
☑	Independent Compensation Consultant	Our Committee has engaged an independent compensation consultant.
☑	Peer Data	We develop a peer group of companies based on industry, revenue, development stage and market capitalization to reference for compensation decisions
☑	Cap Bonus Payouts; Fixed Equity Grants	Our annual incentive plan has an upper limit on the amount of cash that may be earned. We grant a fixed number of options and RSUs.
☑	Double Trigger Change-in-Control Provisions
If there is a change in control, outstanding time-based equity awards will vest only if there is both a change-in-control and termination of employment (a “double trigger”). A change-in-control alone will not trigger vesting.

What We Don’t Do
☒	No Employment Agreements	Our executive officers are at-will employees with no employment contracts.
☒	No Hedging or Pledging of Company Securities	We prohibit employees and non-employee directors from engaging in hedging, pledging or short sale transactions in Company securities.
☒	No Excessive Perks	We do not provide large perquisites to executive officers.
☒	No Excise Tax Gross-Ups	We do not provide excise tax gross-ups.

III. COMPENSATION DETERMINATION PROCESS
Role of the Compensation Committee
The Compensation Committee establishes our compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board. The Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above.
Toward the end of each year, the Committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of stockholder value, and to determine whether any changes would be appropriate.
At the beginning of the new year, after the end of applicable annual or long-term performance periods, the Committee evaluates achievement relative to performance targets, and examines whether it would be appropriate to apply negative discretion to the initial outcomes in order to take relevant factors into consideration, and determines corresponding payouts earned.
The Committee reviews and evaluates the performance of the CEO and develops base salary and annual and long-term incentive opportunity recommendations for the review and approval of the full Board. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Committee discusses and formulates his compensation recommendation.
With the input of the CEO and the President/COO, the Committee also establishes the compensation for all the other executive officers. The Committee sets the compensation for our CEO and each of our NEOs and makes recommendations to the full Board generally at its meetings in the first quarter of each year.
Role of the Independent Compensation Consultant
The Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties, and has the authority to retain an independent compensation consultant to assist it in carrying out its responsibilities and duties.
The Committee retained Compensia as its independent compensation consultant for initial 2019 compensation decisions. Compensia reported directly to the Committee, and the Committee has the sole authority to retain, terminate and obtain the advice of Compensia at the Company’s expense.
The Committee worked with Compensia to develop a peer group, provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive compensation of our executive officers compared against the compensation peer group, report on share utilization, and review other market practices and trends.
While the Committee took into consideration the review and recommendations of Compensia when making decisions about our executive compensation program, ultimately, the Committee made its own independent decisions in determining our executives’ compensation.

The Committee assessed the independence of Compensia pursuant to SEC and Nasdaq rules. In doing so, the Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. The Committee also considered the nature and amount of work performed for the Committee and the fees paid for those services in relation to the firm’s total revenues. Compensia did not provide any services to us other than the services provided to the Committee as described herein and in the “Director Compensation” section. On the basis of its consideration of the foregoing and other relevant factors, the Committee concluded that there were no conflicts of interest.
In October 2019, the Committee engaged a new independent compensation consultant, Radford, part of the Rewards Solutions practice of Aon plc. Radford reported directly to the Committee, and the Committee had the sole authority to retain, terminate and obtain the advice of Radford at the Company’s expense. The Committee assessed the independence of Radford pursuant to SEC and Nasdaq rules and concluded that there were no conflicts of interest.
To assist the Committee, Radford advised on compensation-related matters with respect to our 2020 compensation program, including developing a new peer group of companies for compensation pay levels and design practices and relative performance comparisons, provided an assessment of the market competitiveness of the Company’s executive compensation program, assessed the relationship between executive compensation and corporate performance, recommended changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests, and provided information on regulatory developments relating to executive compensation practices.
Compensation Peer Groups and Peer Selection Process
The Committee believes that obtaining relevant market and benchmark data is very important in making determinations about executive compensation. Such information provides a solid reference point for making decisions and very helpful context, even though, relative to other companies, there are differences and unique aspects of the Company. The Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources when making decisions about the structure and component mix of our executive compensation program.
The Committee, with the assistance of its independent consultant Compensia, developed a peer group using the following criteria: sector (diagnostics, other biotechnology), revenue, market capitalization, profitability, stage of development (pre-commercial, commercial) and head count.
The peer group used for 2019 compensation decisions relating to 2019 base salary and annual incentive opportunity levels consisted of the following companies:

Agios Pharmaceuticals, Inc.	Loxo Oncology, Inc.	OraSure Technologies, Inc.
Array BioPharma, Inc.	Luminex Corp.	Portola Pharmaceuticals, Inc.
Clovis Oncology, Inc.	Momenta Pharmaceuticals, Inc.	Puma Biotechnology, Inc.
CytomX Therapeutics, Inc.	Natera, Inc.	Radius Health, Inc.
Genomic Health, Inc.	NeoGenomics, Inc.	Spark Therapeutics, Inc.
iRhythm Technologies, Inc.	NovoCure Ltd.	Tesaro, Inc.

Later in the year, the Committee, developed an updated peer group The peer group used in connection with decisions relating to August 2019 long-term incentive equity grants consisted of the following companies:

Alnylam Pharmaceuticals, Inc.	EXACT Sciences Corp.	Neurocrine Biosciences, Inc.
Amarin Corp. plc	Genomic Health, Inc.	Novocure Ltd.
Array BioPharma, Inc.	Insulet Corp.	Penumbra, Inc.
BeiGene Ltd.	Moderna, Inc.	SAGE Therapeutics, Inc.
bluebird bio, inc.	Natera, Inc.	Sarepta Therapeutics, Inc.
Blueprint Medicines Corp.	NeoGenomics, Inc.
Consistent with best practices for corporate governance, the Committee has committed to review the peer group annually.
Role of the Chief Executive Officer and the President/Chief Operating Officer
The Committee works with our CEO and our President/COO to set the target compensation of each of our other NEOs. With the input of these two executive officers, the Committee also establishes the compensation for all of the other executive officers. As part of this process, these two executive officers evaluate the performance of the other executive officers annually and make recommendations to the Committee in the first quarter of the year regarding the compensation of each other executive officer.
The input of these two executive officers is particularly important. The Committee gives significant weight to the recommendations of these two executive officers in light of their greater familiarity with the day-to-day performance of their direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO and the President/COO. Nevertheless, the Committee or the Board makes the ultimate determination regarding the compensation for the executive officers.
IV. COMPENSATION PROGRAM COMPONENTS
2019 Components in General
In order to achieve its executive compensation program objectives, the Committee utilizes the components of compensation set forth in the chart below. The Committee regularly reviews all components of the program in order to verify that each executive officer’s total compensation is consistent with its compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy.

Element	Description	Additional Detail
Base Salary	Fixed cash compensation Determined based on each executive officer’s role, individual skills, experience, performance, positioning relative to competitive market and internal equity.	Base salaries are intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent and maintain a consistent, stable leadership team.
Short-Term Incentives: Annual Cash Incentive Opportunities
Variable cash compensation based on the level of achievement of certain annual performance objectives that are pre-determined.

Financial objectives and product development and research-based milestone objectives

Performance against the financial goals must be at least 85% of target in order to earn any credit toward a payout with respect to that goal.

Cash incentives are capped at a maximum of 200% of base salary.

Target cash award as a percentage of base salary is capped at 50%.

Annual cash incentive opportunities are designed to align our executive officers in pursuing our short-term goals; payout levels are generally determined based on actual financial results and the degree of achievement of performance milestones.

Long-Term Incentives: Equity-Based Compensation
Variable equity-based compensation.

Stock Options: Right to purchase shares at a price equal to the stock price on the grant date.

Restricted Stock Units (RSUs): Restricted stock units that are time-based.

Equity-based compensation is designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to stockholders, as well as to attract and retain executive officers for the long term.

2019 Target Pay Mix
CEO and President/COO
While the core concepts of the Committee’s executive compensation philosophy are to link pay to performance and to align executive officers’ interests with those of stockholders through the use of equity as a significant component, the 2019 pay mix of the CEO and the President/COO did not include long-term incentive equity. The Committee believed that the existing grants to Drs. Eltoukhy and Talasaz, including a July 2017 stock option grant, already provided sufficient motivation for them to perform their duties and as such, they did not receive any equity grants in 2018 or 2019. As a regular part of its ongoing functions, the Committee considers a range of compensation components and vehicles to motivate, reward and retain the CEO and the President/COO, and to provide incentives for them to execute our corporate strategy and take actions designed to increase stockholder value.
Other NEOs
For our other NEOs, the 2019 target pay mix reflects the Committee’s executive compensation philosophy by emphasizing short- and long-term incentives and objectives.
Consistent with the Committee’s pay-for-performance philosophy, a meaningful majority of annual target total compensation is variable, at-risk pay. Specifically, in 2019, 83% of the target total compensation for our NEOs other than our CEO and President/COO was at-risk compensation. The Committee considers compensation to be “at risk” if it is subject to operating performance or if its value depends on stock price appreciation.

The following graphic shows the average allocation of annual target total compensation payable to these other NEOs. The Committee allocated compensation among base salary, target annual incentive plan amounts and the grant date fair value of long-term incentives in the form of stock options and RSUs. The values and allocations were determined by the Committee with reference to, and consistent with, the allocations among such elements at the peer group companies.

NEO Pay Mix
17%
Fixed
Long-Term 75%
Short-Term 25%
Base
17%
Bonus
8%
Options
48%
RSUs
27%
83%
Variable

Each compensation element is discussed in more detail below and set forth in more detail in the 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards table.
Base Salary
Base salaries provide fixed compensation to executive officers and help us to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. Base salaries are individually determined according to each executive officer’s areas of responsibility, role and experience, and vary among executive officers based on a variety of considerations, including skills, experience, achievements and the competitive market for the position.

NEO	2018 Base Salary ($)(1)	2019 Base Salary ($)(1)	% Change
Helmy Eltoukhy	$480,000	$500,000	4.2%
AmirAli Talasaz	480,000	500,000	4.2%
Derek Bertocci	343,250	390,000	13.6%
Richard Lanman	382,000	450,000	17.8%
Michael Wiley	384,000	395,000	2.9%
_______________

(1)	Amounts shown are the annual base salary in effect at year end.

(2)	Messrs. Bertocci and Wiley became named executive officers in 2019.
Adjustments to Base Salary. From time to time, the Committee might consider and approve base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries, but may also include change in the competitive market, change of role or responsibilities, recognition for achievements or market trends. In 2019, the Committee sought to align Mr. Bertocci’s base salary, as with the other NEOs, in the range of the 25th percentile, and to align Dr. Lanman’s base salary more closely with the median of the base salaries for that position at the peer group companies in order to be competitive with the compensation for this critical position.
For newly-hired executive officers, the Committee establishes initial base salaries through arm’s-length negotiations at the time the executive officer is hired, considering the position, the executive’s experience, qualifications and prior compensation.
Annual Incentive Plan
The annual cash incentive plan for executive officers is a cash plan that rewards NEOs for the achievement of key short-term objectives. In particular, the plan offers incentives to the NEOs to accomplish certain short-term financial results and specified product development and research-based milestones that the Committee views as key steps in the execution of our overall business strategy, with the intent ultimately of increasing stockholder value.
In the Committee’s view, the most senior executive officers have the greatest responsibility for the performance of the Company, and consequently, the annual incentive plan for such executive officers utilizes only Company performance measures, with no individual component (other than with respect to the application of negative discretion).
Performance Measures
The amount of the payout, if any, under the annual incentive plan is based on our achievement against three financial metrics and two categories of product development and research-based milestone metrics.
The financial measures selected by the Committee--Revenue, Gross Margin and Operating Income (Loss)--focus executive officers on the critical strategic priorities of top line revenue growth and operating profitability.

•
Revenue (weighted 50%). Given the Company’s stage of development and market opportunity and window, the Committee emphasized revenue growth as the highest priority. We derive revenue from the provision of precision oncology testing services provided to our ordering physicians and biopharmaceutical customers, as well as from biopharmaceutical research and development services provided to our biopharmaceutical customers.

•	Gross Margin (weighted 5%). Gross margin is defined as total revenue less cost of precision oncology testing and costs of development services, divided by total revenue.

•	Operating Income (Loss) (weighted 5%). Operating income (loss) is revenue less costs and expenses.
The milestone metrics related to key regulatory steps for one of our tests and key process steps for one of our other focus areas:

•	GUARDANT360 (weighted 20%). The Committee chose to prioritize seeking FDA approval for the use of this test as a companion diagnostic in late stage situations.

•	LUNAR Progress (weighted 20%). In connection our LUNAR (early stage) programs, the Committee incorporated certain steps in the process as goals.
Target, Threshold and Maximum Performance Levels
The Committee set the performance metric targets at levels that it considered rigorous and challenging and that took into account the relevant risks and opportunities. More specifically, the Committee reviewed the relevant financial objectives set as a result of the detailed budgeting process, and assessed various factors related to the achievability of these budget targets, including the risks associated with various macroeconomic factors and the risks of achieving specific actions that underlie the targets and the implied performance relative to prior years.
Considering these factors, the Committee set the 2019 target for Revenue at a 49% growth rate over 2018, the target for 2019 Gross Margin at a 180 basis point increase, and the target for Operating Loss at a 45% increase over 2018.
Having set the targets, the Committee also set the threshold and maximum performance levels. For 2019, the Committee set the threshold level at a high-performance level of approximately 85% of the target for Revenue. The threshold levels for Gross Margin and Operating Loss were also set at high performance levels, although they do not lend themselves to a comparable relative analysis. The Committee set the maximum level for Revenue at 115% of target, a level that presents a significant challenge requiring exceptionally strong performance. The Committee set maximum levels for the other two metrics as well that were also based on our 2019 operating plan, including the planned growth in revenue and expenses, and that required significant effort to achieve.
Payout Levels
The Committee defined payout levels representing the amount to be paid to NEOs based on the level of actual performance relative to the targets. If achievement is below the threshold level of performance, the Committee set the payout at 0% in order to motivate performance and underscore the importance of achieving, or closely approaching, the targets at this critical time in our development. If we achieve threshold performance on a metric, the payout is 50% of target; if we achieve 100% of target performance, the payout is 100% of target, and if we achieve maximum performance, the payout is 200% of target.

Performance Metric	Relative Weighting (%)	Below Threshold ($/%)	Threshold ($/%)	Target ($/%)	Maximum ($/%)	Actual Result ($)/%)	% Achievement	Weighted Payout %
Revenue	50%	<114.8	114.8	135.0	155.3	214.4	159%	100%
Percentage of Target Performance		Less than 85%	85%	100%	115%
Gross Margin %	5%	53.1%	53.1%	54.1%	54.9%	67.0%	124%	10%
Operating Income (Loss)	5%	<(141.2)	(141.2)	(135.1)	(129.0)	(82.4)	139%	10%
Financial Metric Payout Percentage		0%	50%	100%	200%			120%

Milestone Metric	Relative Weighting (%)	Actual Achievement (as a % of Target)	Weighted Payout %
Regulatory Objectives	20%	25%	5%
• Timing of filing of PMA with the FDA for use of test as a companion diagnostic
R&D Pipeline Objectives	20%	200%	40%
•
Certification of our LUNAR-1 assay under the standard for clinical laboratories
•
Enrollment of patients in a trial of the LUNAR-1 assay, and
•
Presentation of performance progress at a scientific conference

Milestone Metric Payout Percentage			45%
Total Financial Metric and Milestone Metric Payout Percentage			165%
Target Opportunities
The Committee determines the target cash incentive opportunity available to each NEO by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary and the proportion of total direct compensation represented by the annual incentive.

NEO	2019 Target Annual Incentive Plan Opportunity as a % of Base Salary
Helmy Eltoukhy	50%
AmirAli Talasaz	50%
Derek Bertocci	40%
Richard Lanman	40%
Michael Wiley	50%
Payout Determination
Ultimately, the Committee verifies our achievement relative to the targets for the financial and milestone metrics to determine the respective performance levels, and then translates those performance levels to a payout level based on the payout curve, which for 2019 was 165%. Although overall payout was 165% of target, the CEO and the President/COO waived a portion of the full amount to which they would have been entitled and received only 100% of target, in order to be able to provide additional funding for our non-executive employee bonus pool. For the other continuing NEOs, the Committee exercised negative discretion to adjust payouts based on individual responsibilities, circumstances and performance, resulting in payouts that ranged from 113% to 136% of target. Due to his retirement in December 2019, Mr. Lanman did not receive a bonus under our 2019 annual incentive plan. Instead, he received a one-time $100,000 bonus in recognition for his efforts.
Having determined the total 2019 annual incentive plan payouts for the CEO, the President/COO and each other eligible NEO, the Committee then presented the determination of annual incentive plan payout amounts to the Board for its review and approval.

NEO	Base Salary ($)(1)	Target Opportunity (%)	Target Opportunity ($)	Approved Payout Percentage %	Total Approved Payout ($)
Helmy Eltoukhy	$500,000	50%	$250,000	165%	$412,500	(2)
AmirAli Talasaz	500,000	50%	250,000	165%	412,500	(2)
Derek Bertocci	390,000	40%	156,000	113%	177,000
Richard Lanman	450,000	40%	180,000	NA	NA	(3)
Michael Wiley	395,000	50%	197,500	165%	325,875	(2)
_______________

(1)	Amounts shown are the annual base salary in effect at year end.

(2)
Amounts represent annual incentive earned by Messrs. Eltoukhy, Talasaz and Wiley based on the achievement of pre-determined Company performance goals. The bonus amount actually paid to each was $250,000, $250,000 and $269,000, respectively, as each waived a portion of his bonus opportunity in order to be able to provide additional funding for our non-executive employee bonus pool.

(3)
Dr. Lanman received a $100,000 bonus in recognition of his efforts and in connection with his retirement from his position as Chief Medical Officer, the amount of which was not determined pursuant to the annual incentive plan.

Long-Term Incentives
The third main component of the executive compensation program, and the largest for the NEOs other than the CEO and President/COO in 2019, is long-term equity incentives. The Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to stockholders.
The long-term incentives create a strong link between payouts and performance, and a strong alignment between the interests of executive officers and the interests of our stockholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making executive officers stockholders with a personal stake in the value they are incentivized to create.
As described above, the Committee did not make long-term incentive equity grants in 2019 to the CEO and the President/COO. The Committee believed that the existing grants to Drs. Eltoukhy and Talasaz, including a July 2017 stock option grant, represented a continuing equity incentive and provided sufficient motivation for them to perform their duties and as such, did not make equity grants to them in 2019.
Equity Vehicles
In 2019, long-term incentive grants took the form of two different vehicles: stock options and RSU awards. The Committee has structured the mix of equity vehicles and the relative weight assigned to each type to motivate stock price appreciation over the long term through stock options, which deliver value only if the stock price increases, and to ensure some amount of value delivery through the RSUs, which are complementary because they have upside potential but deliver some value even if the stock price or the market generally does not go up, while also reinforcing an ownership culture and commitment to us.

We completed our initial public offering in October 2018, and 2019 was our first full year as a public company. Our use of these vehicles in 2019 is consistent with other newly-public companies and others in our industry, and the Committee envisions that, over time, as the Company evolves and grows, the executive compensation program and the form of the long-term incentives will also evolve.
2019 Mix of Stock Options and RSUs
The mix of long-term incentives granted to the NEOs in 2019 is shown below:

Equity Vehicle	2019 Allocation	Vesting Period	How Payouts Are Determined	Rationale for Use

Stock Options	65%	4 years: 48 equal monthly installments Exercise price: closing price on grant date 10-year term	Share price appreciation	Prioritizes increasing stockholder value, thus aligning with stockholders Promotes long-term focus
RSUs	35%	4 years: 25% per year	Value of stock at vesting	Aligns with stockholders Promotes retention Provides value even during periods of stock price or market underperformance
Target Opportunities
The Committee established target long-term incentive opportunities for each of the NEOs other than our CEO and President/COO in August 2019. In establishing the size of the long-term incentive opportunity, the Committee considered:

•	the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the peer group companies

•	individual performance and criticality of, and expected future, contributions of the NEO

•	time in role, skills and level of experience, and

•	retention considerations.
2019 Grants of Stock Options and RSUs. Having established the 65%/35% mix of equity vehicles, the Committee determined that the aggregate target value of the long-term incentive equity grants would be aligned with the 50th percentile of such grants among the peer group companies. The Committee determined 1) the number of stock options to be granted by taking the portion of the total long-term incentive opportunity allocated to stock options and dividing it by the 30-day average closing stock price prior to the date of grant, and 2) the number of RSUs to be granted by the 30-day average closing stock price prior to the date of grant.

NEO	Target Value	Stock Options (65%) ($)	Stock Options (#)	RSUs (35%)($)	RSUs (#)
Helmy Eltoukhy	NA	NA	NA	NA	NA
AmirAli Talasaz	NA	NA	NA	NA	NA
Derek Bertocci	$1,500,000	$975,000	17,442	$525,000	5,758
Richard Lanman	$2,500,000	$1,625,000	29,069	$875,000	9,596
Michael Wiley	$1,500,000	$975,000	17,442	$525,000	5,758
The exercise price of all stock option awards to NEOs is equal to the closing price of our stock on the date of the grant.
The Committee intends to make grants of long-term incentive awards annually and might also grant long-term incentive awards when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities. From time to time, the Committee might make special awards to recognize major accomplishments, or selective awards in situations involving a leadership transition. The Committee might also make grants to newly-hired executive officers.
Other Elements of Compensation
401(k) Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code (the “Code”), and our NEOs are eligible to participate in the 401(k) plan on the same basis as our other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. In 2019, we provided a discretionary 50% of the first 6% contributed by the employee.
Employee Benefits
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	short-term and long-term disability insurance; and

•	life and accidental death and dismemberment insurance.
We also provide supplemental short-term disability coverage to our NEOs in addition to the short-term disability coverage provided to our full-time employees generally.
We believe the benefits and limited perquisite described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
Severance Arrangements
In September 2018, our Board adopted the Guardant Health, Inc. Executive Severance Plan (the "Severance Plan"). The Severance Plan provides for the payment of certain severance and other benefits to participants. The Severance Plan generally provides for severance amounts if the NEO’s employment is terminated by us without cause or by the NEO for good reason. For terminations not in connection with a change in control, severance amounts range from 50% to 100% of base salary. For terminations from three months prior to one year after a change in control, severance amounts range from 100% to 150% of the sum of base salary and target cash bonus. The severance plan also provides for reimbursement for health benefit continuation of up to 18 months. The payments and benefits provided under the Severance Plan are contingent upon the affected NEO’s execution and non-revocation of a general release of claims and compliance with specified restrictive covenants. See “Potential Payments upon a Termination or Change in Control,” which describes the payments to which the participating NEOs may be entitled under the Severance Plan.
In addition, in 2019, we entered into letter agreements with each of Drs. Eltoukhy and Talasaz that provide that if either executive experiences a “qualifying termination” of employment (as defined in the Severance Plan), other than in connection with a change in control, then each time-based vesting Company equity award held by the executive will vest and become exercisable as to the portion of the award that would have vested over the one-year period following the termination date (had the executive remained in continuous service during such period). This acceleration right is subject to the executive’s timely executive and non-revocation of a general release of claims.

V. ADDITIONAL COMPENSATION POLICIES AND CONSIDERATIONS
Anti-Hedging and Anti-Pledging Policies
Our insider trading compliance policy prohibits our directors and executives from (i) engaging in any forms of hedging or short-selling transactions involving our securities, (ii) pledging or margining our securities, or (iii) any other transaction that would directly or indirectly reduce the risk of holding Company securities, however acquired.
Tax Considerations: Section 162(m)
When reviewing compensation matters, the Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. The Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options and restricted stock units under our equity incentive award plans are accounted for under ASC Topic 718. Our Board or Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.
Compensation Committee Report
This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.
The Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.
The preceding report has been furnished by the following members of the Compensation Committee:
Ian Clark, Chair
Samir Kaul
Dipchand Nishar
COMPENSATION TABLES
2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($) (4)	Total ($)
Helmy Eltoukhy	2019	$500,000	$—	$—	$—	$412,500	(5)	$2,406	$914,906
Chief Executive Officer	2018	480,000	—	—	—	336,000		2,405	818,405
	2017	460,000	—	—	3,459,658	215,050		1,405	4,136,113
AmirAli Talasaz	2019	500,000	—	—	—	412,500	(5)	2,406	914,906
President and Chief Operation Officer	2018	480,000	—	—	—	336,000		2,405	818,405
	2017	460,000	—	—	3,459,658	215,050		1,405	4,136,113
Derek Bertocci	2019	378,313	—	543,958	971,591	226,512		9,234	2,129,608
Chief Financial Officer
Richard Lanman	2019	433,000	100,000	906,534	1,619,262	—		7,146	3,065,942
Global Chief Medical Officer	2018	367,666	86,824	—	338,000	64,176		5,926	862,592
Michael Wiley	2019	392,250	—	543,958	971,591	306,323		1,945	2,216,067
Chief Legal Officer	2018	384,000	—	—	—	269,000		1,461	654,461
	2017	384,000	—	—	470,746	179,520		1,461	1,035,727
_______________

(1)
The amounts shown in the Stock Awards column represent the aggregate grant date fair value of RSUs, computed in accordance with FASB Accounting Standards Codification Topic 718 ("Topic 718"), excluding the effect of estimated forfeitures. Amounts in this column reflect the market value of the RSUs using the closing price of a share of our common stock as reported on the Nasdaq Stock Market on the date of grant on August 1, 2019 of $94.47, multiplied by the number of shares underlying each award.

(2)
The amounts shown in the Option Awards column represent the aggregate grant date fair value of stock options computed in accordance with Topic 718. Valuations of options were determined using the Black-

Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)
The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid in respect of our annual incentive plan, as determined by the Compensation Committee in accordance with the plan and the awards thereunder. Payments pursuant to the annual incentive plan are generally made early in the year following the year in which they are earned.

(4)
The amounts shown in the All Other Compensation column include premiums paid by the Company for supplemental disability coverage. For Mr. Bertocci, the amount also includes Company matching contributions to the tax-qualified 401(k) retirement plan, in the amount of $4,863.

(5)
The amounts shown represent the annual incentive amount earned by Messrs. Eltoukhy and Talasaz based on the achievement of pre-determined Company performance goals. The amount actually paid to each executive was $250,000, as each waived a portion of his bonus opportunity in order to be able to provide additional funding for our non-executive employee bonus pool.

2019 Grants of Plan Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Stock Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	($/Share)	($)
Helmy Eltoukhy		$—	$250,000	$500,000	—	—	$—	$—
AmirAli Talasaz		—	250,000	500,000	—	—	—	—
Derek Bertocci		—	156,000	312,000	—	—	—	—
	8/1/2019					17,442	94.47	971,591
	8/1/2019				5,758			543,958
Richard Lanman		—	180,000	360,000	—	—	—	—
	8/1/2019					29,069	94.47	1,619,262
	8/1/2019				9,596			906,534
Michael Wiley		—	197,500	395,000	—	—	—	—
	8/1/2019				—	17,442	94.47	971,591
	8/1/2019				5,758			543,958
Annual Incentive Plan
(1)     The annual incentive plan makes a cash payout based on performance. The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities of our NEOs for 2019. The amounts of the annual cash incentive opportunities depend on the eligible base salary of the NEO for the year. Below threshold performance on the financial metrics results in 0% payout. However, the milestone metrics do not establish threshold performance and thus payout for those metrics could be as little as 1%. See “Compensation Discussion and Analysis-Compensation Program Components-Annual Incentive Plan” for a detailed description of annual incentive plan awards, including the criteria for determining the amounts payable. Actual 2019 annual incentive plan results are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. The maximum award is 200% of target. Linear interpolation is used to determine the applicable payout amount between threshold and target and between target and maximum.

Restricted Stock Units
(2)     Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2019. The RSUs granted as part of the annual equity grant vest over four years; one-fourth of the RSUs will vest on each anniversary of the grant date, subject to continued service. Valuations of RSUs were determined based on the fair market value of a Guardant share on the grant date.
Stock Options
(3)     Amounts disclosed in this column reflect the number of stock options granted to our NEOs in 2019. The options vest monthly in a series of forty-eight (48) equal monthly installments measured over four years from the grant date, subject to continued service. The grant date fair values were calculated using the Black-Scholes value of each option on the grant date.
Grant Date Fair Value
(4)     The amounts shown in this column represent the aggregate grant date fair value of the RSUs and stock options, as applicable, computed in accordance with Topic 718, excluding the effect of estimated forfeitures.
2019 Outstanding Equity at Fiscal Year End Table

				Option Awards					Stock Awards
				Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested (1)	Market Value of Shares or Units That Have Not Vested (2)
Name	Award Type	Grant Date		Exercisable	Unexercisable
				(#)	(#)	(#)	($)		(#)	($)
Helmy Eltoukhy	Options	7/14/2017	(3)	484,764	399,694		$4.18	7/13/2022
AmirAli Talasaz	Options	7/14/2017	(3)	485,062	399,694		4.18	7/13/2022
Derek Bertocci	Options	7/27/2016	(4)	3,843	—		3.63	7/26/2026
		7/27/2016	(4)	—	26,899		3.63	7/26/2026
		8/22/2018	(5)	1,537	24,594		8.80	8/21/2028
		8/1/2019	(5)	1,453	15,989		94.47	8/1/2029
	RSUs	8/1/2019	(6)	—	—				5,758	$449,930
Richard Lanman	Options	5/31/2017	(5)	769	12,297		4.18	5/31/2027
		8/22/2018	(5)	2,306	36,890		8.80	8/21/2028
		8/1/2019	(5)	2,422	26,647		94.47	8/1/2029
	RSUs	8/1/2019	(6)	—	—				9,596	749,831
Michael Wiley		7/14/2017	(3)	1,446	49,187		4.18	7/13/2027
		8/1/2019	(5)	1,453	15,989		94.47	8/1/2029
	RSUs	8/1/2019	(6)	—	—				5,758	449,930
_______________

(1)
Amounts in this column reflect the number of unvested RSUs granted that were subject to time-based vesting and that had not vested as of December 31, 2019. See “2019 Potential Payments Upon Termination or Change in Control” for information on the treatment of RSUs upon retirement, death, disability, termination or change in control.

(2)
Amounts in this column reflect the market value of the RSUs using the closing price of a share of our common stock as reported on the Nasdaq Stock Market on December 31, 2019, the last trading day of the year, multiplied by the number of shares underlying each award.

(3)	1/48th of the shares subject to the option will vest on each monthly anniversary of the vesting commencement date (April 23, 2017), subject to the NEO’s continued service.

(4)	1/4 of the shares subject to the option vested on July 28, 2017 and 1/48th of the shares subject to the option will vest on each monthly anniversary thereafter, subject to the NEO’s continued service.

(5)	1/48th of the shares subject to the option will vest on each monthly anniversary of the vesting commencement date (the date of grant), subject to the NEO’s continued service.

(6)	1/4th of the shares subject to the RSU agreement will vest on each anniversary of the vesting commencement date (the date of grant), subject to the NEO’s continued service.
2019 Options Exercised and Stock Vested

	Option Awards
	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)
Name	(#)	($)
Helmy Eltoukhy	314,624	$22,526,591
AmirAli Talasaz	314,326	18,391,105
Derek Bertocci	71,591	5,883,327
Richard Lanman	151,615	10,995,373
Michael Wiley	46,927	3,843,751
_______________

(1)	The amounts shown in this column represent the number of shares acquired on the exercise of options during 2019.

(2)
The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the closing price of a Guardant share on the date of exercise and the option exercise price.

Potential Payments Upon Termination or Change in Control
Upon a termination, or upon a change in control of Guardant Health, the Company maintains certain arrangements, guidelines, plans and programs pursuant to which our NEOs could be eligible to receive certain cash severance, equity vesting and other benefits.
The amounts that the NEOs could receive are set forth below for the following types of termination of employment:

•	Termination without cause not in connection with a change in control;

•	Termination without cause or by executive for good reason following a change in control; and

•	Death or disability.
Executive Severance Plan
In September 2018, our Board adopted the Guardant Health, Inc. Executive Severance Plan (the "Severance Plan"). The Severance Plan provides for the payment of certain severance and other benefits to participants according to their participant tier in the event of a qualifying termination of employment with us. Each of Drs. Eltoukhy and Talasaz and Mr. Wiley is designated as a “Tier 1” participant. Each of Dr. Lanman and Mr. Bertocci is designated as a “Tier 2” participant.
Severance Not in Connection with a Change in Control. Under the Severance Plan, in the event of a termination of a participant’s employment by us without “cause” or by the participant for “good reason,” in either case, more than three months prior to or more than one year after “a change in control” (as defined in the 2018 Plan), the participant will be eligible to receive the following benefits:

•	“Tier 1” participants:

◦	a lump-sum cash payment equal to 100% of the participant’s then-current annual base salary; and

◦	company-paid COBRA premium payments for the participant and his or her covered dependents for up to 12 months.

•	“Tier 2” participants:

◦	a lump-sum cash payment equal to 50% of the participant’s then-current annual base salary; and

◦	company-paid COBRA premium payments for the participant and his or her covered dependents for up to 6 months.
Severance in Connection with a Change in Control. In the event of a termination by us of a participant’s employment without “cause” or by the participant for “good reason,” in either case, within the period beginning three months prior to a “change in control” (as defined in the 2018 Plan) and ending on the one-year anniversary of such change in control, the participant will be eligible to receive:

•	“Tier 1” participants:

◦
a lump sum cash payment equal to the sum of (a) 150% of the participant’s then-current annual base salary and (b) 100% of the participant’s target cash performance bonus, if any, for the year in which the qualifying termination occurs;

◦	accelerated vesting of all equity awards which vest based solely on the participant’s continued service with us or the passage of time; and

◦	company-paid COBRA premium payments for the participant and his or her covered dependents for up to 18 months.

•	“Tier 2” participants:

◦	a lump sum cash payment equal to 100% of the sum of participant’s then-current annual base salary and target cash performance bonus, if any, for the year in which the qualifying termination occurs;

◦	accelerated vesting of all equity awards which vest based solely on the participant’s continued service with us or the passage of time; and

◦	company-paid COBRA premium payments for the participant and his or her covered dependents for up to 12 months.
Any participant’s right to receive the severance payments and benefits described above is subject to his or her delivery and, as applicable, non-revocation of a general release of claims in our favor, and his or her continued compliance with any applicable restrictive covenants.
In addition, in the event that any payment under the Severance Plan, together with any other amounts paid to the participant by us, would subject such participant to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the participant.
For purposes of the Severance Plan, “cause” generally means the occurrence of any one or more of the following events (unless, to the extent capable of correction, the participant fully corrects the circumstances constituting cause within 15 days after written notice thereof): (i) the participant’s willful failure to substantially perform his or her duties (other than such failure resulting from the participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after his or her issuance of a notice of termination for “good reason”), after a written demand for performance is delivered to the participant by our Compensation Committee; (ii) the participant’s commission of an act of fraud or material dishonesty resulting in reputational, economic or financial injury to us; (iii) the participant’s material misappropriation or embezzlement of our property or the property of any of our affiliates; (iv) the participant’s commission of (including entry of a guilty or no contest plea to) a felony (other than a traffic violation) or other crime involving moral turpitude, or the participant’s commission of unlawful harassment or discrimination; (v) the participant’s willful misconduct or gross negligence with respect to any material aspect of our business or a material breach by the participant of his or her fiduciary duty to us, which willful misconduct, gross negligence or material breach has a material and demonstrable adverse effect on us; or (vi) the participant’s material breach of his or her obligations to us under a written agreement with us.
For purposes of the Severance Plan, “good reason” generally means the occurrence of any one or more of the following without the participant’s prior written consent unless we fully correct the circumstances constituting good reason (provided such circumstances are capable of correction): (i) a material diminution in the participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by us promptly after receipt of notice thereof given by the participant; (ii) the material reduction by us of participant’s then-current annual base salary, other than as a result of a proportionate, across-the-board reduction of base compensation payable to similarly situated employees; or (iii) a material change in the geographic location at which the participant performs his or her principal duties for us to a new location that is more than 30 miles from the location at which the participant performs his or her principal duties for us as of the date on which he or she first becomes a participant in the Severance Plan. The participant will not be deemed to have resigned for “good reason” unless (1) he or she provides us with written notice setting forth in reasonable detail the facts and circumstances claimed by the participant to constitute “good reason” within 90 days after the date of the occurrence of any event that the participant knows or should reasonably have known to constitute “good reason,” (2) we fail to cure such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of the participant’s termination for “good reason” occurs no later than 60 days after the expiration of the 30-day cure period set forth above.
Elthoukhy and Talasaz Letter Agreements
In addition, in 2019 we entered into letter agreements with each of Drs. Eltoukhy and Talasaz that provide that if either executive experiences a qualifying termination of employment for purposes of the Severance Plan, other than in connection with a change in control, then each time-based vesting company equity award held by the executive will vest and become exercisable as to the portion of the award that would have vested over the one-year period following the termination date (had the executive remained in continuous service during such period). This acceleration right is subject to the executive’s timely execution and non-revocation of a general release of claims.
Summary of Potential Payments upon Termination or Change in Control
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2019. In accordance with SEC rules, the potential payments upon termination or change in control do not include certain distributions or benefits to which the NEO is already entitled, including the value of equity awards that have already vested and distributions from qualified retirement plans. Since many factors (e.g., the time of year when the event occurs, our stock price and the executive’s age) could affect the nature and amount of benefits an NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the tables below.

Name	Compensation Component	Involuntary Termination in Connection with a Change in Control		Involuntary or Good Reason Termination		Death or Disability
Helmy Eltoukhy	Cash Severance	$1,000,000	(1)	$500,000	(2)	$—
	Long Term Incentives	29,561,368	(3)	—		—
	Benefits and Perquisites	43,315	(4)	28,876	(5)	—
	Executive Long Term Disability	—		—		2,520,000	(6)
	Total	30,604,683		528,876		2,520,000
AmirAli Talasaz	Cash Severance	1,000,000	(1)	500,000	(2)	—
	Long Term Incentives	29,561,368	(3)	—		—
	Benefits and Perquisites	43,315	(4)	28,876	(5)	—
	Executive Long Term Disability	—		—		2,560,000	(6)
	Total	30,604,683		528,876		2,560,000
Derek Bertocci	Cash Severance	546,000	(7)	195,000	(8)	—
	Long Term Incentives	4,159,523	(3)	—		—
	Benefits and Perquisites	15,768	(5)	7,884	(9)	—
	Executive Long Term Disability	—		—		112,000	(6)
	Total	4,721,291		202,884		112,000
Richard Lanman	Cash Severance	630,000	(7)	225,000	(8)	—
	Long Term Incentives	4,217,270	(3)	—		—
	Benefits and Perquisites	28,876	(5)	14,438	(9)	—
	Executive Long Term Disability	—		—		270,675	(6)
	Total	4,876,146		239,438		270,675
Michael Wiley	Cash Severance	790,000	(7)	395,000	(8)	—
	Long Term Incentives	4,087,801	(3)	—		—
	Benefits and Perquisites	33,400	(5)	22,267	(9)	—
	Executive Long Term Disability	—		—		2,160,000	(6)
	Total	4,911,201		417,267		2,160,000
_______________

(1)	Under the Company’s Executive Severance Plan, amount is equal to the sum of 150% of the base salary in effect immediately prior to termination plus target annual incentive.

(2)	Under the Company’s Executive Severance Plan, amount is equal to 100% of the base salary in effect immediately prior to termination.

(3)
Under the Company’s Executive Severance Plan, all unvested stock options and RSUs, which vest based solely on the participant’s continued service with us or the passage of time, will vest. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the price of a share of our common stock as of December 31, 2019 ($78.14) plus the market value of all unvested RSUs based on the price of a share of our common stock as of December 31, 2019.

(4)	Under the Company’s Executive Severance Plan, amount is the Company's reimbursement for the full amount of the COBRA premium payments for an 18-month period following termination.

(5)	Under the Company’s Executive Severance Plan, amount is the Company's reimbursement for the full amount of the COBRA premium payments for a 12-month period following termination.

(6)	The amounts reported represents the disability benefit payable to each NEO until age 67 in the event of termination of employment due to disability.

(7)	Under the Company’s Executive Severance Plan, amount is equal to the sum of 150% of the base salary in effect immediately prior to termination plus target annual incentive.

(8)	Under the Company’s Executive Severance Plan, amount is equal to 100% of the base salary in effect immediately prior to termination.

(9)	Under the Company’s Executive Severance Plan, amount is the Company's reimbursement for the full amount of the COBRA premium payments for a 6-month period following termination.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth the equity awards outstanding as of December 31, 2019 regarding compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders (1)	4,991,020	(2)	$10.90	(2)	3,416,142	(3)
Equity compensation plan not approved by security holders	—		—		—
Total	4,991,020		$10.90		3,416,142
_______________

(1)	Consists of the Amended and Restated 2012 Plan (the “2012 Plan”), the 2018 Plan and the 2018 Employee Stock Purchase Plan (the “ESPP”). We are no longer permitted to grant awards under the 2012 Plan.

(2)
Represents 496,131 outstanding RSUs and 4,494,889 outstanding options and the weighted average exercise price of such outstanding options. Excludes shares subject to purchase under our ESPP offerings outstanding on December 31, 2019.

(3)	Includes 2,726,225 shares available for issuance under the 2018 Plan and 689,917 shares reserved for issuance under the ESPP as of December 31, 2019.
An aggregate of 3,658,602 shares of our common stock was initially available for issuance under awards granted pursuant to the 2018 Plan. In addition, the number of shares available for issuance under the 2018 Plan may be increased on January 1 of each calendar year beginning in 2019 and ending in 2028 by an amount equal to the least of (i) 3,689,000 shares, (ii) four percent of the shares of common stock outstanding (on an as converted basis) on the final day of the immediately preceding calendar year, assuming the conversion of any shares of preferred stock, but excluding shares issuable upon the exercise or payment of stock options, warrants or other equity securities with respect to which shares have not actually been issued, and (iii) such smaller number of shares as determined by our Board. For 2019, the Board waived the automatic annual increase to the shares available for issuance under our 2018 Plan due to proximity of the annual increase to the closing of our initial public offering in October 2018. Effective as of January 1, 2020, the number of shares available for issuance under the 2018 Plan was increased by 3,689,000 shares, which is not reflected in the table above.
A total of 922,250 shares of our common stock are initially reserved for issuance under our ESPP. In addition to the foregoing, on the first day of each calendar year beginning on January 1, 2019 and ending on and including January 1, 2028, the number of shares of our common stock available for issuance under the Plan may be increased by the least of (i) 1,106,700 shares, (ii) 1% of the shares outstanding (on an as converted basis) on the last day of the immediately preceding calendar year, assuming the conversion of any shares of preferred stock, but excluding shares issuable upon the exercise or payment of stock options, warrants or other equity securities with respect to which shares have not actually been issued, and (iii) such smaller number of shares as determined by our Board. For 2019, the Board waived the automatic annual increase to the shares available for issuance under our ESPP due to proximity of the annual increase to the closing of our initial public offering in October 2018. Effective as of

January 1, 2020, the number of shares available for issuance under the ESPP was increased by 942,614 shares, which is not reflected in the table above. The maximum number of shares subject to purchase under our ESPP offerings outstanding on December 31, 2019 is 689,917, the purchase covering these offerings will be on May 15, 2020.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Ernst & Young served as our independent registered public accounting firm for our fiscal year ended December 31, 2019.
Notwithstanding the appointment of Ernst & Young, and even if our stockholders ratify their appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Our Board is submitting the appointment of Ernst & Young to our stockholders because we value our stockholders' views on our independent registered public accounting firm and as a matter of good corporate governance. If our stockholders do not ratify the appointment of Ernst & Young, our Audit Committee may reconsider the appointment or may continue to retain Ernst & Young for 2020. Representatives of Ernst & Young will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
Board Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020.

AUDIT MATTERS
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for the years ended December 31, 2019 and December 31, 2018, respectively.

	Year Ended December 31,
Type of Fees	2019	2018

Audit Fees	$2,646,000	$2,739,000
Audit Related Fees	2,000	271,000
Tax Fees	—	17,000
Total Fees	$2,648,000	$3,027,000
In the above table, in accordance with the definitions of the SEC, are the following fees:

•
“Audit Fees” include billed and unbilled fees for the audit of our consolidated financial statements included in our annual report on Form 10-K and registration statements on Form S-1, the review of the unaudited interim financial statements included in our quarterly report on Form 10-Q and other professional services related to our IPO and various consultation matters;

•
“Audit Related Fees” include fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and are not reported under “Audit Fees”; and

•
“Tax Fees” include fees related to preparation and filing of our U.S. federal and state tax returns, as well as audit support. For the years ended December 31, 2019 and 2018, no amounts were incurred by the Company for tax advice, planning or consulting services.

Pre-Approval Policies and Procedures
The Audit Committee has approved all audit and non-audit services provided in 2019, prior to such service being provided by Ernst & Young LLP. The Audit Committee’s policy is for the Audit Committee to approve all audit and non-audit services prior to such services being performed by the independent registered public accounting firm.
Audit Committee Report
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2019 with management of Guardant Health, Inc. and with Guardant Health, Inc.’s independent registered public accounting firm, Ernst & Young LLP.
The Audit Committee has discussed with Ernst & Young LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Guardant Health, Inc. and its management.
Based on the review and discussions referenced above, the Audit Committee recommended to our Board that the audited consolidated financial statements for the year ended December 31, 2019 be included in the Annual Report on Form 10-K for that year for filing with the SEC.
Respectfully submitted by the Audit Committee,
Stanley Meresman (Chair)
Ian Clark
Bahija Jallal

PROPOSAL 3
DETERMINE THE FREQUENCY OF STOCKHOLDER ADVISORY SAY-ON-PAY VOTES
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers, referred to as the “say-on-pay vote”. We are seeking an advisory, non-binding stockholder vote as to the frequency with which our stockholders would have an opportunity to provide an advisory say-on-pay vote. We are providing our stockholders the option of selecting to a frequency of every one year, every two years, or every three years, or abstaining. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future say-on-pay votes.
Our Board recommends that our stockholders select a frequency of future say-on-pay votes of every ONE YEAR. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between us and our stockholders on the compensation of our named executive officers.
This vote is advisory, which means that this vote on the frequency of the say-on-pay vote is not binding on us, our Board or our Compensation Committee. Notwithstanding our Board recommendation on frequency or the outcome of the shareholder vote on this Proposal, our Board may in the future decide to conduct advisory votes on executive compensation on a less frequent basis based on such factors as it deems best serve the Company and its stockholders, which may include, but are not limited to, discussions with stockholders, the adoption of material changes to our compensation programs, or the burden or materiality of such vote.
Board Recommendation
THE BOARD RECOMMENDS THAT STOCKHOLDERS SELECT EVERY “ONE YEAR” AS THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons
Our Board has adopted a Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions consistent with the exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest.
Under the policy, management is responsible for implementing procedures to obtain information with respect to potential related person transactions, and then determining whether such transactions constitute related person transactions subject to the policy. Management then is required to present to the Audit Committee each proposed related person transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction and the extent of the related person's interest in the transaction. If advance Audit Committee approval of a related person transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee's next regularly scheduled meeting. Management is responsible for updating the Audit Committee as to any material changes to any approved or ratified related person transaction and for providing a status report at least annually of all current related person transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related person transaction for which he or she is a related person. Unless noted otherwise, all of the transactions, agreements or relationships described in this section occurred prior to the adoption of this policy.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock (a “Related Party Stockholder”). We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.
Joint Venture with SoftBank
In May 2018, we formed a joint venture, Guardant Health AMEA, Inc. (the “Joint Venture”), with an entity affiliated with SoftBank Vision Fund (AIV M1) L.P. (“SoftBank”), relating to the sale, marketing and distribution of our tests in all areas in the “JV Territory” which is defined as all areas in the worldwide outside of North America, Central America, South America, the United Kingdom, all other member states of the European Union as of May 2017, Iceland, Norway, Switzerland and Turkey. In a given country, depending on the market opportunity in a country, the Joint Venture may create direct operations, sell through a distribution model or license to a third party. Direct operations would entail full operations, including a laboratory, sales and marketing and regulatory, among other functions. Under the distribution model, our tests would be marketed and sold by the Joint Venture or a third-party distributor in relevant countries within the JV Territory, and the tests would be performed by or on behalf of us or our affiliates outside of such countries on samples obtained by the Joint Venture or third-party distributor in such countries. Under the license model, the Joint Venture, or an entity designated by the Joint Venture, would be licensed to market and sell the tests in relevant countries within the JV Territory, and the Joint Venture, or an entity designated by the Joint Venture, would perform the tests on samples obtained in such countries. Following a determination by the board of directors of the Joint Venture on the appropriate model for an individual country, we will enter into agreements with the Joint Venture with respect to the individual country based on the license or distribution model. We expect to rely on the Joint Venture to accelerate commercialization of our products in Asia, the Middle East and Africa, with our initial focus being on Japan. The Joint Venture generated total revenue of $11.0 million for the year ended December 31, 2019, all of which was from direct sales.
SoftBank Vision Fund (AIV M1) L.P. indirectly beneficially owns more than 5% of our capital stock and Dipchand Nishar, who currently serves on our Board but is not standing for re-election at the Annual Meeting, is a senior managing partner at SoftBank Investment Advisers.
Formation, Capitalization and Financing of Joint Venture
In May 2018, an entity affiliated with SoftBank purchased 50% of the original issued shares of the Joint Venture in exchange for $41.0 million in cash. In May 2018, we also purchased 50% of the original issued shares of the Joint Venture in exchange for $9.0 million in cash and our entry into various ancillary agreements necessary to provide the Joint Venture with the rights needed to operate its business. As a result of these transactions, we and SoftBank each currently own 50% of the outstanding capital stock of the Joint Venture. All stockholders of the Joint Venture have a pro rata right to any dividends or other distributions from the Joint Venture, in proportion to the holder’s percentage ownership in the Joint Venture.
Under the terms of the joint venture agreement, neither we nor SoftBank or its affiliates is obligated to make any further capital contribution, in cash or otherwise, to the Joint Venture. In the event the Joint Venture requires any additional funding for its operations, the Joint Venture may seek debt financing from third parties, or may seek additional financing from its major shareholders, which will be on a pro rata basis among major shareholders unless such shareholders agree otherwise. For purposes of the joint venture agreement, “major shareholder” refers to us, so long as we hold at least 50% of the shares in the Joint Venture issued to us in May 2018, to SoftBank, so long as it and its affiliates hold at least 50% of the shares in the Joint Venture issued to it in May 2018, and to any other shareholder holding at least 30% of the outstanding shares of the Joint Venture.
Governance and Related Party Transactions
The board of directors of the Joint Venture is responsible for the supervision and management of the Joint Venture. Under the terms of the joint venture agreement, the board of directors of the Joint Venture is required to consist of four directors, with two being appointed by us and two being appointed by SoftBank. Each director is entitled to one vote, and each resolution of the board requires majority approval, including by at least one of our appointed directors and one of SoftBank’s appointed directors. The Board’s chair position is required to be held in alternate years by a SoftBank appointee and one of our appointees. Both we and SoftBank may remove our own appointed directors by giving written notice to the other party.
Notwithstanding the foregoing, any decision on behalf of the Joint Venture relating to, among other things, action by the Joint Venture relating to the entry into, termination,

amendment or waiver of any provision of an agreement between the Joint Venture and either us or SoftBank is required to be made by the disinterested party’s director appointees.
Put-Call Arrangement
The joint venture agreement includes a put-call arrangement with respect to the shares of the Joint Venture held by SoftBank and its affiliates. Under certain specified circumstances and on terms specified in the joint venture agreement as described below, SoftBank will have the right to cause us to purchase all such shares of the Joint Venture (the “put right”), and we will have a similar right to purchase all such shares (the “call right”) as described below.
Triggers of Rights
Material Change in Business - If our business model were to materially change such that the sale, marketing and distribution of our tests in the territory covered by the joint venture agreement was no longer economical, SoftBank would have the right to cause us to purchase, or we would have the right to purchase, all of the shares of the Joint Venture held by SoftBank and its affiliates. In this instance, we would be required to repurchase the shares at an aggregate purchase price of $41.0 million, the original purchase price paid by SoftBank to the Joint Venture for the shares.
Deadlock Trigger - Additionally, both we and SoftBank may exercise our respective rights in the event of certain disagreements relating to the Joint Venture, other than one relating to the Joint Venture’s business plan or to factual matters that may be capable of expert determination (a “Deadlock Trigger”). In the event of a material disagreement relating to the joint venture or its business that may seriously affect the ability of the joint venture to perform its obligations under the joint venture agreement or may otherwise seriously impair the ability of the Joint Venture to conduct its business in an effective matter, the matter is to be referred to ours and SoftBank’s respective chairs or chief executives. Following discussions between those individuals, if either party provides written notice to the other of an intention to seek formal resolution of the disagreement within 90 days, and the disagreement has not been resolved within those 90 days, then SoftBank will have a right to exercise its put right and we will have a right to exercise our call right.
Other Triggers - Both we and SoftBank were entitled to exercise our respective rights following the effective time of our intitial public offering (the “IPO Trigger”), and we may also exercise our respective rights following a change in control of our company (the “Change in Control Trigger”) or the seventh anniversary of the formation of the Joint Venture (the “Time-Based Trigger”), or each subsequent anniversary of each of the foregoing events. In order to exercise its right, a party must provide the other party with written notice within 30 days of the IPO Trigger, the Change in Control Trigger or the Time-Based Trigger, as applicable.
Each party may also exercise its right following a material breach of the joint venture agreement by the other party that goes unremedied within 20 business days.
Purchase Procedure and Limitations
In the event either we or SoftBank properly exercise our respective rights, we are required to purchase the shares of the Joint Venture on a date determined by us and no more than 30 business days after the determination of the aggregate purchase price to be paid for the shares.

We may pay the purchase price for the shares of the Joint Venture in cash, in shares of our capital stock (which may be a non-voting security with senior preferences to all other classes of our equity or, if our common stock is publicly traded on a national exchange, our common stock), or in a combination of cash and our capital stock. In the event SoftBank exercises its put right, we will choose the form of consideration. In the event we exercise our call right, SoftBank will choose the form of consideration. To the extent we pay any portion of the purchase price in cash, we may elect to deliver that portion in the form of a promissory note, secured by a first lien stock pledge in the shares of the Joint Venture we are purchasing and payable within 18 months following the closing date of our purchase of the shares. The terms of the note, including interest rate, will be at prevailing market terms for our third-party borrowings. To the extent we pay any portion of the purchase price in our stock and our stock is publicly traded, SoftBank and its affiliates are required under the joint venture agreement to execute and deliver to us an irrevocable proxy appointing us as the attorney-in-fact and proxy, to vote the shares as we, in our sole discretion, deem proper with respect to such shares.
If, in the event SoftBank exercises its put right, the fair value of the Joint Venture is determined to be greater than 40% of the fair value of our company, then we will only be required to purchase the number of shares of the Joint Venture held by SoftBank and its affiliates having an aggregate value equal to the product of 40% and the pro rata portion of the outstanding shares of the Joint Venture held by SoftBank and its affiliates. If SoftBank and its affiliates continue to hold shares of the Joint Venture on account of this limitation, SoftBank will not be permitted to request that the fair values of the Joint Venture and our company be re-determined for three months.
If, after either we or SoftBank properly exercises our respective rights, we fail to purchase all of the shares of the Joint Venture held by SoftBank and its affiliates, other than in connection with the 40% limitation described in the preceding paragraph, we are required to pay SoftBank interest on the applicable purchase price. The interest will be payable monthly, in cash, at a rate of 15% per annum, and will accrue from the date the purchase of the shares should have occurred until the date we actually purchase the shares.
Determination of Fair Value
In the event either we or SoftBank properly exercises our right respective rights on account of an event other than as described above under “-Triggers of rights-Material change in business,” the purchase price per share of the Joint Venture will be:

•
if the shares of the Joint Venture are publicly traded and listed on a national exchange, equal to the average closing price of the shares for the 20 trading days ending on the business day immediately preceding the date of the put notice, provided that, in the event we exercise our call right, the fair value of the Joint Venture will be deemed to be no less than an amount that yields a 20% internal rate of return on each tranche of capital invested by SoftBank and its affiliates in the Joint Venture, taking into account all proceeds received by SoftBank and its affiliates arising from their shares through such date;

•
if the shares of the Joint Venture are not publicly traded and listed on a national exchange, determined by a third-party valuation firm, and on the assumption that the sale is on an arm’s-length basis on the date of the put or call notice, as applicable, provided that, in the event we exercise our call right, the fair value of the Joint Venture will be deemed to be no less than an amount that yields a 20% internal rate of return on each tranche of capital invested by SoftBank and its affiliates in the Joint

Venture, taking into account all proceeds received by SoftBank and its affiliates arising from their shares through such date; or

•
if the fair value is being determined in connection with a Deadlock Trigger being determined in connection with a potential change of control of the Joint Venture, in accordance with the preceding bullets, but will in no event be less than the consideration proposed to be paid in connection with such potential change of control of the Joint Venture.

In the event either we or SoftBank properly exercises our respective rights, the fair value of a share of our capital stock will be:

•
while our common stock is publicly traded and listed on a national exchange, equal to the average closing price of our common stock for the 20 trading days ending on the business day immediately preceding the date of the put notice;

•
if our common stock is not publicly traded and listed on a national exchange, determined by a third-party valuation firm, and on the assumption that the sale is on an arm’s-length basis on the date of the put notice; or

•
if the fair value of our company is being determined in connection with a put or call notice, as applicable, delivered within 30 days following a Change in Control Trigger, the fair value of a share of our capital stock will be equal to the consideration per share paid or payable by the purchaser in such change of control.

Termination
The joint venture agreement will terminate upon any of the following three events: (i) if one party (including any transferees of that party) ceases to hold any shares of the Joint Venture, (ii) if a resolution is passed by the shareholders or creditors, or an order is made by a court or other competent body or person instituting a process that will lead to the Joint Venture being wound up and its assets being distributed among the Joint Venture’s creditors, shareholders or other contributors or (iii) upon written notice of insolvency (as described in the joint venture agreement) of either us or SoftBank.
Investor Rights Agreement
We are party to an amended and restated investor rights agreement (the “Investor Rights Agreement”), with certain of our stockholders who purchased shares of our convertible preferred stock prior to our IPO, which then converted to shares of our common stock in connection with our IPO. These stockholder include certain holders of 5% of our capital stock and entities affiliated with certain of our directors, as well as certain of our directors and executive officers. The Investor Rights Agreement grants rights to certain holders, including certain registration rights with respect to the registrable securities held by them, and also imposes certain affirmative obligations on us, including with respect to the furnishing of financial statements and information to the holders.
Holders of approximately 26 million shares of our common stock are entitled to such registration rights pursuant to the Investor Rights Agreement. These registration rights will expire on the earlier of the date that is three years after the completion of the IPO or, with respect to each stockholder following the completion of this offering, at such time as such stockholder can sell all of its registrable securities pursuant to Rule 144(b)(1)(i) of the Securities Act of 1933, as amended (the “Securities Act”) or holds one percent or less of our outstanding common stock and all of such stockholder’s registrable securities can be sold in any three month period without registration pursuant to Rule 144 of the Securities Act. The registration of shares of our common stock pursuant to the exercise of these registration rights would enable the holders thereof to sell such shares without restriction under the Securities Act when the applicable registration statement is declared effective. Under the Investor Rights Agreement, we will pay all expenses relating to such registrations, including the reasonable fees and disbursements of one counsel for the participating holders, and the holders will pay all underwriting discounts and commissions relating to the sale of their shares. The Investor Rights Agreement also includes customary indemnification and procedural terms.
Demand Registration Rights
Certain holders of a majority of the registrable securities then outstanding may, on not more than two occasions, request that we prepare, file and maintain a registration statement to register at least a majority of their registrable securities then outstanding, or a lesser percentage of their registrable securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7.5 million. As we are eligible to use a registration statement on Form S-3, certain holders of not less than 25% of the registrable securities then outstanding may request that we prepare, file and maintain a registration statement on Form S-3 covering the sale of their registrable securities, but only if the anticipated offering price, net of underwriting discounts and commissions, would exceed $1 million.
Piggyback Registration Rights
In the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, the holders of registrable securities are entitled to certain “piggyback” registration rights allowing them to include their registrable securities in such registration, subject to certain customary marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act other than with respect to a demand registration or a registration statement on Form S-4 or S-8, these holders will be entitled to notice of the registration and will have the right to include their registrable securities in the registration subject to certain limitations.
Indemnification Agreements
Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in our bylaws. In addition, our Certificate of Incorporation provide that our directors will not be personally liable to us or our stockholders for any damages other than for breaches of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information regarding the ownership of our common stock as of April 20, 2020 by: (i) each director (two of whom are the nominees for election to the Board); (ii) each of our named executive officers; (iii) all currently serving executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted below, the address for persons listed in the tables is c/o Guardant Health, Inc., 505 Penobscot Dr., Redwood City, California 94063.
Unless otherwise indicated in the footnotes to the table and subject to common property laws and the rights of spouses under revocable living trusts where applicable, we believe that each stockholder named in the table has sole voting and investment power with regard to the shares indicated as being beneficially owned. There were 94,543,441 shares of common stock outstanding on April 20, 2020.

Name of Beneficial Owner	Total Shares Beneficially Owned**	Percentage of Shares Beneficially Owned**
5% Stockholders:
Entities affiliated with SoftBank Group (1)	22,950,460	24.3%
Entities affiliated with Morgan Stanley (2)	5,012,733	5.3%
Directors and Named Executive Officers:
Helmy Eltoukhy, Ph.D. (3)	4,598,978	4.8%
AmirAli Talasaz, Ph.D. (4)	4,589,353	4.8%
Derek Bertocci (5)	94,573	*
Michael Wiley (6)	121,083	*
Richard Lanman, M.D. (7)	12,588	*
Ian Clark (8)	10,013	*
Bahija Jallal, Ph.D. (9)	2,453	*
Samir Kaul (10)	91,500	*
Stanley Meresman (11)	17,407	*
Dipchand Nishar (12)	5,239	*
All directors and executive officers as a group (9 persons) (13)	9,530,599	9.9%
_______________

*	Represents beneficial ownership of less than one percent.

**
Includes shares which the individuals shown have the right to acquire upon exercise of stock options or the vesting of restricted stock units that are vested or vest within 60 days following April 20, 2020. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(1)	Based solely on information contained in a Schedule 13D/A filed with the SEC on September 16, 2019, and consists of 22,950,460 shares held of record by SVF Bluebird (Cayman) Limited.
SVF Bluebird (Cayman) Limited is a wholly-owned subsidiary of SVF Enterprise (Cayman) Limited, which is a wholly-owned subsidiary of SVF Endurance (Cayman) Limited, which is a wholly owned subsidiary of SoftBank Vision Fund (AIV M1) L.P. SB Investment Advisers

(UK) Limited has been appointed as alternative investment fund manager (“AIFM”), of SoftBank Vision Fund (AIV M1) L.P., and is exclusively responsible for managing SoftBank Vision Fund (AIV M1) L.P. in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SoftBank Vision Fund (AIV M1) L.P., SB Investment Advisers (UK) Limited is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund (AIV M1) L.P.’s Investments. The registered address for SVF Bluebird (Cayman) Limited is 27 Hospital Road, George Town, Cayman Islands KY1-9008.
The amounts reflected above do not include any shares of our capital stock that SoftBank may acquire pursuant to put and call rights in our joint venture agreement with SoftBank as described in “Relationships and Related Party Transactions-Joint venture with SoftBank.” To the extent SoftBank elects to receive, or we elect to issue, shares of our common stock as any portion of the consideration, SoftBank will be required to execute and deliver to us an irrevocable proxy appointing us as the attorney-in-fact and granting us a proxy to vote as we deem proper with respect to such shares.

(2)
Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2020, by Morgan Stanley and Morgan Stanley Investment Management Inc., wherein each reported shared voting power over 4,817,243 shares of our common stock and shared dispositive power over all 5,012,733 shares of our common stock, and that the securities reported owned by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., a wholly-owned subsidiary of Morgan Stanley. The address for each of these entities is 1585 Broadway, New York, NY 10036.

(3)
Includes 3,294,480 shares of common stock held by Helmy Eltoukhy and 640,478 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 20, 2020. Also includes 664,020 shares held by Eltoukhy Investments, L.P., as to which Dr. Eltoukhy and his spouse have shared voting and dispositive power.

(4)
Includes 3,211,031 shares of common stock held by AmirAli Talasaz and 640,522 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 20, 2020. Also includes 737,800 shares of common stock held by Talasaz Investments, L.P., as to which Dr. Talasaz and his spouse have shared voting and dispositive power.

(5)	Includes 77,875 shares of common stock held by Derek Bertocci and 16,698 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 20, 2020.

(6)	Includes 100,633 shares of common stock held by Michael Wiley and 20,450 shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 20, 2020.

(7)	Represents shares of common stock that can be acquired upon the exercise of options that will be vested within 60 days of April 20, 2020.

(8)	Includes 8,711 shares of common stock that can be acquired upon the exercise of options, and 1,302 restricted stock units, that will be vested within 60 days of April 20, 2020.

(9)	Includes 1,508 shares of common stock that can be acquired upon the exercise of options, and 945 restricted stock units, that will be vested within 60 days of April 20, 2020.

(10)
Includes 87,943 shares of common stock held by a trust for the benefit of Samir Kaul and his family, and 2,255 shares of common stock that can be acquired upon the exercise of options, and 1,302 restricted stock units, that will be vested within 60 days of April 20, 2020.

(11)	Includes 16,105 shares of common stock that can be acquired upon the exercise of options, and 1,302 restricted stock units, that will be vested within 60 days of April 20, 2020.

(12)
Includes 1,021 shares of common stock held directly by Dipchand Nishar, 661 shares of common stock held by a family corporation controlled by Mr. Nishar, and 2,255 shares of common stock that can be acquired upon the exercise of options, and 1,302 restricted stock units, that will be vested within 60 days of April 20, 2020. Mr. Nishar is not standing for re-election at the Annual Meeting.

(13)	Includes an aggregate of 1,348,982 shares of common stock that can be acquired upon the exercise of options, and 6,153 restricted stock units, that will be vested within 60 days of April 20, 2020.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required during the fiscal year ended December 31, 2019, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a), except that due to an administrative oversight, one late Form 4 was filed for Dipchand Nishar to report the receipt of 330 shares of our common stock from the distribution by an investment fund.
Stockholder Proposals and Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 505 Penobscot Dr., Redwood City, California 94063 not later than December 29, 2020.
Stockholders intending to present a proposal at the 2021 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2021 Annual Meeting of Stockholders no earlier than the close of business on February 12, 2021 and no later than the close of business on March 14, 2021. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 12, 2021, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the 90th day prior to the 2021 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder's compliance with this deadline.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.
No Incorporation by Reference
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference
Other Matters
As of the date of this proxy statement, the Board knows of no business, other than that described in this proxy statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, proxy holders may vote their respective proxies at their discretion.

By Order of the Board of Directors

Michael Wiley
Chief Legal Officer
Redwood City, California,
April 28, 2020

Appendix A
Director Qualification Standards and Additional Selection Criteria

Director Qualification Standards:
The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
Additional Selection Criteria:
In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant:

A.	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

B.	the candidate’s experience as a board member of another publicly held company;

C.	the candidate’s professional and academic experience relevant to the Company’s industry;

D.	the strength of the candidate’s leadership skills;

E.	the candidate’s experience in finance and accounting and / or executive compensation practices;

F.	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and

G.	the candidate’s geographic background, gender, age and ethnicity.
In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.
The Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

SAMPLE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 11, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GH2020**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 11, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D12751-P38923

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GUARDANT HEALTH, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class II Directors

Nominees:	For	Withhold
1a. Ian Clark	☐	☐
1b. Samir Kaul	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as Guardant Health, Inc.'s independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

The Board of Directors recommends you select every ONE YEAR on proposal 3.

	One Year	Two Years	Three Years	Abstain
3. Advisory vote on the frequency of stockholder advisory votes regarding the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SAMPLE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D12752-P38923

Guardant Health, Inc.
Annual Meeting of Stockholders
June 12, 2020 9:30 AM
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Helmy Eltoukhy, AmirAli Talasaz and Michael Wiley, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Guardant Health, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Pacific Time on June 12, 2020, virtually at www.virtualshareholdermeeting.com/GH2020, or at any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side